Sales Report:Supplement No. 241 dated Jul 21, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 464192
This series of Notes was issued and sold upon the funding of the borrower loan #43591, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Jul-01-2010
				Auction end date:	Jul-08-2010

Starting lender yield:	33.00%	Starting borrower rate/APR:	34.00% / 36.44%	Starting monthly payment:	$201.02
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 33.39%	Final monthly payment:	$193.51

Auction yield range:	16.98% - 33.00%	Estimated loss impact:	26.76%
Lender servicing fee:	1.00%	Estimated return:	3.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1979	Debt/Income ratio:	47%
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	14 / 11	Length of status:	21y 10m
Credit score:	600-619 (Jun-2010)	Total credit lines:	43	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$6,044
Amount delinquent:	$0	Bankcard utilization:	102%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	knights484	Borrower's state:	Minnesota	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	33 ( 94% )	600-619 (Latest)
Principal borrowed:	$7,800.00	< 31 days late:	2 ( 6% )	640-659 (May-2010) 600-619 (Jun-2007) 600-619 (May-2007) 600-619 (Mar-2007)
Principal balance:	$306.76	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
ReturnBorrower-NoDelqnts-94%Ontime
Purpose of loan:
This loan will be used to? pay off my credit cards and one other high interest loan.? My sister helped me pay off some of the other loans which made it possible for me to reduce the amount needed from Prosper.? My credit score has been reduced due to my efforts to secure funding on my own.? I would rather give my money to Prosper.

My financial situation:
I am a good candidate for this loan because? I have faithfully repayed my first loan.? My final payment is 1 July 2010.? I will continue repaying this loan by automatic withdrawal from my bank account.? The sole purpose of this loan is to get out of debt and increase my credit score.? My debt to income ratio has come down 6% since my last listing.? I am striving very hard to pay off these high interest loans and get back on my feet from my accident last May 2009 when I fell off my roof.

Monthly net income: $4230

Monthly expenses: $ 2851
??Housing: $ 653
??Insurance: $ 286
??Car expenses: $ 307
??Utilities: $?132
??Phone, cable, internet: $ 129
??Food, entertainment: $ 250
??Clothing, household expenses $ 125
??Credit cards and other loans: $?969
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, I see that you currently are at 102% bankcard utilization. you state in your monthy income/expenses section that your monthly income is 4230, total expenses is 2851, leaving 1379 available. Why aren't you overpaying your credit cards? - finance-mammalian2
A: I have payments currently in process to bring the balances down. (Jul-06-2010)
Q: Hi, My Mom and Dad were both born and grew up in Minnesota and they had many friends there. I remember as a youngstergoing there for vacation, good dependable hard working people. I believe you will repay as you say! Proven in my bids! Thank You - DasMula
A: There are no words to express my gratitude for your help and confidence; except to say I will not betray your trust in me. I say the same to all who helped fund my listing. (Jul-08-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$100.00	$100.00	7/1/2010 5:44:22 PM
Skeptical-one	$30.00	$30.00	7/2/2010 8:21:01 AM
brondero	$75.00	$75.00	7/5/2010 9:27:32 PM
bull_lender	$36.00	$36.00	7/6/2010 9:33:32 AM
thaceisbac	$25.00	$25.00	7/6/2010 5:07:17 PM
jhouman	$25.00	$25.00	7/7/2010 4:34:13 PM
sparkling-contract7	$25.00	$25.00	7/8/2010 5:41:32 AM
enthusiastic-balance5	$200.00	$200.00	7/8/2010 6:51:02 AM
Kash2010lu	$35.00	$35.00	7/7/2010 10:27:30 PM
SolarMoonshine	$25.00	$25.00	7/8/2010 10:24:19 AM
Montiesholdings	$25.00	$25.00	7/8/2010 11:19:07 AM
american-investor	$25.00	$25.00	7/8/2010 10:39:31 AM
sevenbridges	$540.07	$540.07	7/8/2010 11:34:09 AM
IASKGOD	$25.00	$25.00	7/8/2010 11:46:30 AM
UCLA4life	$25.00	$25.00	7/8/2010 12:58:34 PM
anarchy1985	$37.16	$37.16	7/8/2010 3:29:04 PM
wlm3012	$25.00	$25.00	7/8/2010 1:30:21 PM
MStackIV	$48.85	$48.85	7/8/2010 9:42:04 AM
credit-missile	$25.00	$25.00	7/8/2010 2:02:04 PM
jchurchi	$100.00	$100.00	7/8/2010 2:10:30 PM
ultimate-peace	$50.00	$50.00	7/8/2010 4:00:59 PM
sweetlan	$25.00	$25.00	7/8/2010 3:45:01 PM
farchoir	$25.00	$25.00	7/8/2010 1:54:54 PM
shrewd-income	$50.00	$50.00	7/8/2010 2:21:31 PM
deal-promiser	$25.00	$25.00	7/8/2010 2:40:48 PM
sturdy-peace9	$75.00	$75.00	7/8/2010 3:05:24 PM
matthewa	$25.00	$25.00	7/8/2010 4:29:47 PM
BrighterSuns	$25.00	$25.00	7/2/2010 3:17:56 PM
nodebt2012	$102.00	$102.00	7/3/2010 6:33:53 PM
Kash2010lu	$35.00	$35.00	7/6/2010 6:29:43 PM
myutmost	$50.00	$50.00	7/7/2010 3:10:47 PM
jhouman	$25.00	$25.00	7/7/2010 4:53:06 PM
reflective-rupee	$25.00	$25.00	7/7/2010 10:03:16 PM
bonus-quark4	$25.00	$25.00	7/8/2010 9:51:04 AM
five-star-note	$27.52	$27.52	7/8/2010 10:06:32 AM
thefisherman	$25.00	$25.00	7/8/2010 10:13:38 AM
JustMee	$25.00	$25.00	7/8/2010 6:02:31 AM
MrPie	$25.00	$25.00	7/8/2010 6:14:40 AM
Kqwik	$25.00	$25.00	7/8/2010 12:56:25 PM
brightest-dignified-penny	$25.00	$25.00	7/8/2010 10:34:44 AM
Phatt-Daddy	$25.00	$25.00	7/8/2010 1:57:36 PM
CACO_Bank	$25.00	$25.00	7/8/2010 2:35:31 PM
Leshan	$200.00	$200.00	7/8/2010 8:52:44 AM
courteous-note1	$25.00	$25.00	7/8/2010 12:57:11 PM
credit-missile	$100.00	$100.00	7/8/2010 2:00:56 PM
RecoveryLender	$25.00	$25.00	7/8/2010 2:24:39 PM
cbivitz	$400.00	$400.00	7/8/2010 12:33:26 PM
glroark	$50.00	$50.00	7/8/2010 1:21:24 PM
DasMula	$2,000.00	$1,446.62	7/8/2010 1:54:16 PM
sturdy-fairness5	$36.78	$36.78	7/8/2010 2:57:40 PM
50 bids
Borrower Payment Dependent Notes Series 465436
This series of Notes was issued and sold upon the funding of the borrower loan #43589, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-07-2010
				Auction end date:	Jul-14-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$223.25
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$223.25

Auction yield range:	3.93% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	26 / 23	Length of status:	10y 11m
Credit score:	780-799 (Jul-2010)	Total credit lines:	44	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$17,637	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kind-hope-path	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement Debt Consolidation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$100.00	$100.00	7/7/2010 4:26:18 PM
orgy63	$25.00	$25.00	7/7/2010 4:27:02 PM
tntmojave	$25.00	$25.00	7/7/2010 4:27:25 PM
clean-loyalty	$25.00	$25.00	7/7/2010 4:29:57 PM
harty	$60.00	$60.00	7/7/2010 4:30:39 PM
SNH	$75.00	$75.00	7/7/2010 4:30:50 PM
mlopez2007	$25.00	$25.00	7/7/2010 4:27:12 PM
jengachamp	$25.00	$25.00	7/7/2010 4:30:10 PM
SimpleChoice	$25.00	$25.00	7/7/2010 4:30:27 PM
new-social-economist	$25.00	$25.00	7/7/2010 4:36:28 PM
jrbill1998	$50.00	$50.00	7/7/2010 4:36:34 PM
farbav	$25.00	$25.00	7/7/2010 4:37:00 PM
ThomasC	$25.00	$25.00	7/7/2010 4:37:11 PM
mrbanker	$100.00	$100.00	7/7/2010 4:37:17 PM
orindalender	$50.00	$50.00	7/7/2010 4:37:36 PM
the-transaction-stronghold	$50.00	$50.00	7/7/2010 4:26:42 PM
studious-bonus7	$50.00	$50.00	7/7/2010 4:27:34 PM
green-radiant-durability	$40.00	$40.00	7/7/2010 4:33:55 PM
american6	$25.00	$25.00	7/7/2010 4:27:55 PM
Underzenith85	$25.00	$25.00	7/7/2010 4:34:49 PM
kenji4861	$25.00	$25.00	7/7/2010 4:48:54 PM
anders94	$25.00	$25.00	7/7/2010 4:35:01 PM
Charlieofalbany	$44.94	$44.94	7/7/2010 4:35:30 PM
moneyfriend	$50.00	$50.00	7/7/2010 4:29:49 PM
liberty-destiny3	$25.00	$25.00	7/7/2010 4:29:54 PM
credit-coach118	$40.00	$40.00	7/7/2010 4:36:45 PM
point-zebra	$25.00	$25.00	7/7/2010 4:37:08 PM
4XKcWfGvp9kC3ELjo4pL	$25.00	$25.00	7/7/2010 4:37:14 PM
j2ee	$25.00	$25.00	7/7/2010 4:51:02 PM
zenchef	$25.00	$25.00	7/7/2010 4:37:33 PM
blackstar	$25.00	$25.00	7/7/2010 4:37:39 PM
commerce-voyager	$25.00	$25.00	7/7/2010 4:30:42 PM
villagers	$25.00	$25.00	7/7/2010 4:37:57 PM
delicious-social132	$35.00	$35.00	7/7/2010 4:31:13 PM
moola-rose8	$50.00	$50.00	7/7/2010 4:51:50 PM
first-restless-payout	$50.00	$50.00	7/7/2010 4:51:53 PM
resource777	$50.00	$50.00	7/7/2010 4:38:21 PM
TheGrayFox	$25.00	$25.00	7/7/2010 4:38:45 PM
Comoparklender	$50.00	$50.00	7/7/2010 4:48:48 PM
ray1051	$50.00	$50.00	7/7/2010 4:49:39 PM
safe-finance	$25.00	$25.00	7/7/2010 5:32:32 PM
ferocious-exchange3	$25.00	$25.00	7/7/2010 4:49:43 PM
Havana21	$25.00	$25.00	7/7/2010 4:49:52 PM
ddog0224	$25.00	$25.00	7/7/2010 4:49:55 PM
pakrbkr	$50.00	$50.00	7/7/2010 4:35:13 PM
nybanker85	$75.00	$75.00	7/7/2010 4:35:24 PM
bankerboy333	$25.00	$25.00	7/7/2010 4:35:32 PM
HHP	$25.00	$25.00	7/7/2010 5:56:28 PM
kind-unassuming-fund	$25.00	$25.00	7/7/2010 4:50:26 PM
noble-revenue	$50.00	$50.00	7/7/2010 4:36:01 PM
Rdodson11	$25.00	$25.00	7/7/2010 4:50:30 PM
Philolend	$25.00	$25.00	7/7/2010 4:36:04 PM
moola-man	$30.00	$30.00	7/7/2010 4:36:17 PM
zielojo	$25.00	$25.00	7/7/2010 4:50:53 PM
goingplaces99	$41.51	$41.51	7/7/2010 4:50:57 PM
overflowinglife	$25.00	$25.00	7/7/2010 4:51:03 PM
KileNSmyth4	$25.00	$25.00	7/7/2010 4:36:47 PM
Global2010	$50.00	$50.00	7/7/2010 4:37:10 PM
lender_100	$25.00	$25.00	7/7/2010 4:37:35 PM
affluence-pumpkin0	$25.00	$25.00	7/7/2010 4:37:49 PM
Vegasjim	$25.00	$25.00	7/7/2010 4:51:56 PM
orange-courageous-dedication	$40.00	$40.00	7/7/2010 6:43:47 PM
LendGuy	$50.00	$50.00	7/7/2010 4:38:14 PM
indianoven	$50.00	$50.00	7/7/2010 4:52:10 PM
lifegrowth	$25.00	$25.00	7/7/2010 4:38:19 PM
serpentine	$50.00	$50.00	7/7/2010 4:47:36 PM
rescue	$50.00	$50.00	7/7/2010 4:48:32 PM
Supernick	$50.00	$50.00	7/7/2010 4:50:07 PM
loyalist1	$25.00	$25.00	7/7/2010 6:02:55 PM
GeelongTrader	$25.00	$25.00	7/7/2010 6:06:21 PM
svandgts	$25.00	$25.00	7/7/2010 6:17:09 PM
Hiru	$25.00	$25.00	7/7/2010 6:43:07 PM
aasx1108	$25.00	$25.00	7/7/2010 4:51:13 PM
blackberry9	$25.00	$25.00	7/7/2010 6:43:44 PM
klinebarger	$25.00	$25.00	7/7/2010 4:51:41 PM
moltopaolo	$50.00	$50.00	7/7/2010 4:51:46 PM
Tc11902	$25.00	$25.00	7/7/2010 6:17:34 PM
coin-jamboree	$50.00	$50.00	7/7/2010 6:43:51 PM
balance-voyager	$100.00	$76.27	7/7/2010 6:43:53 PM
ethicalhumanist	$25.00	$25.00	7/8/2010 1:48:08 PM
bondhedger	$25.00	$25.00	7/9/2010 8:39:05 AM
outofoffice	$50.00	$50.00	7/9/2010 3:46:13 PM
satisfying-durability	$25.00	$25.00	7/9/2010 4:17:09 PM
market-assembler	$50.00	$50.00	7/13/2010 2:51:03 PM
gothampark	$25.00	$25.00	7/13/2010 8:41:44 PM
gpuck	$25.00	$25.00	7/13/2010 5:40:08 PM
leverage-monger	$25.00	$25.00	7/14/2010 9:43:33 AM
Charmart	$25.00	$25.00	7/14/2010 2:27:58 AM
FundMaker	$25.00	$25.00	7/14/2010 2:57:05 PM
friendinmoney	$25.00	$25.00	7/14/2010 4:25:37 PM
tekkie2412	$50.00	$50.00	7/7/2010 4:26:25 PM
loot-heart	$50.00	$50.00	7/7/2010 4:26:55 PM
interest-jedi0	$50.00	$50.00	7/7/2010 4:27:17 PM
personal-lender	$25.00	$25.00	7/7/2010 4:28:18 PM
inspired-contract9	$50.00	$50.00	7/7/2010 4:28:28 PM
Winsten	$50.00	$50.00	7/7/2010 4:28:34 PM
radforj22	$50.00	$50.00	7/7/2010 4:29:38 PM
brightest-breathtaking-finance	$100.00	$100.00	7/7/2010 4:30:31 PM
bountiful-durability	$100.00	$100.00	7/7/2010 4:26:11 PM
Avala	$50.00	$50.00	7/7/2010 4:27:45 PM
SCTrojangirl	$25.00	$25.00	7/7/2010 4:28:46 PM
proper-p2p6	$100.00	$100.00	7/7/2010 4:28:51 PM
bchen78875	$44.41	$44.41	7/7/2010 4:34:25 PM
finance-negotiator2	$25.00	$25.00	7/7/2010 4:29:22 PM
alpinaut	$25.00	$25.00	7/7/2010 4:29:24 PM
BayShell	$50.00	$50.00	7/7/2010 4:36:14 PM
tech310	$100.00	$100.00	7/7/2010 4:30:55 PM
logical-loyalty0	$50.00	$50.00	7/7/2010 4:36:25 PM
qtmspin	$25.00	$25.00	7/7/2010 4:31:08 PM
UT-Longhorn	$25.00	$25.00	7/7/2010 4:36:42 PM
Carpetkid	$50.00	$50.00	7/7/2010 4:36:54 PM
BlindProphet	$25.00	$25.00	7/7/2010 4:31:19 PM
jangalt	$72.00	$72.00	7/7/2010 4:26:33 PM
trustworthy-fairness	$50.00	$50.00	7/7/2010 4:38:33 PM
treasure-hunter270	$25.00	$25.00	7/7/2010 4:27:05 PM
RandyL3	$25.00	$25.00	7/7/2010 4:38:44 PM
orderly-loot	$25.00	$25.00	7/7/2010 4:48:13 PM
Artist_Blue	$25.00	$25.00	7/7/2010 4:48:42 PM
Jofga	$25.00	$25.00	7/7/2010 4:49:17 PM
AmericanCredit	$25.00	$25.00	7/7/2010 4:29:08 PM
thestartuplender	$30.00	$30.00	7/7/2010 4:49:38 PM
meenan	$25.00	$25.00	7/7/2010 4:29:16 PM
skvat	$25.00	$25.00	7/7/2010 4:49:44 PM
fair-funds	$25.00	$25.00	7/7/2010 4:35:51 PM
commerce-triumph	$25.00	$25.00	7/7/2010 4:37:01 PM
life-is-great	$25.00	$25.00	7/7/2010 4:37:13 PM
FlexFunding	$100.00	$100.00	7/7/2010 4:37:32 PM
kegs	$74.43	$74.43	7/7/2010 4:37:34 PM
Vreet	$50.00	$50.00	7/7/2010 4:51:09 PM
gracej	$25.00	$25.00	7/7/2010 4:51:27 PM
red-trade-cologne	$25.00	$25.00	7/7/2010 4:51:48 PM
dough-collector0	$50.00	$50.00	7/7/2010 4:38:17 PM
jt88	$25.00	$25.00	7/7/2010 4:38:39 PM
successful-euro	$30.00	$30.00	7/7/2010 4:52:50 PM
riproaringrapids	$25.00	$25.00	7/7/2010 4:48:08 PM
dharma1	$25.00	$25.00	7/7/2010 4:48:44 PM
JGB	$96.61	$96.61	7/7/2010 5:11:19 PM
bold-durability-drum	$50.00	$50.00	7/7/2010 4:49:21 PM
cello1	$25.00	$25.00	7/7/2010 5:18:04 PM
bid-czar8	$100.00	$100.00	7/7/2010 4:49:29 PM
orange-preeminant-bill	$25.00	$25.00	7/7/2010 5:21:27 PM
dignified-funds7	$33.09	$33.09	7/7/2010 5:32:01 PM
VWA_to_the_Rescue	$25.00	$25.00	7/7/2010 4:35:05 PM
intuitive-bill	$25.00	$25.00	7/7/2010 5:32:36 PM
nickel-ferret	$25.00	$25.00	7/7/2010 4:50:05 PM
sammyhammy	$25.00	$25.00	7/7/2010 4:35:35 PM
ichibon	$75.00	$75.00	7/7/2010 4:50:15 PM
1800porsche	$25.00	$25.00	7/7/2010 4:35:49 PM
hookUup	$25.00	$25.00	7/7/2010 4:50:22 PM
sc91	$25.00	$25.00	7/7/2010 6:11:33 PM
wormdc	$25.00	$25.00	7/7/2010 6:26:25 PM
syounker	$25.00	$25.00	7/7/2010 4:51:17 PM
gold-sushi	$25.00	$25.00	7/7/2010 4:36:52 PM
power-defender7	$40.00	$40.00	7/7/2010 4:37:09 PM
figs4u2	$49.13	$49.13	7/7/2010 4:51:23 PM
szetowski	$25.00	$25.00	7/7/2010 4:37:16 PM
CaptainBlueberry	$25.00	$25.00	7/7/2010 4:51:36 PM
leftcoast52	$25.00	$25.00	7/7/2010 4:37:23 PM
RMB-Investments	$50.00	$50.00	7/7/2010 4:51:38 PM
orange-dollar-guild	$50.00	$50.00	7/7/2010 6:43:41 PM
danny-lender	$50.00	$50.00	7/7/2010 4:52:13 PM
DonaldColorado	$25.00	$25.00	7/7/2010 4:46:51 PM
teller	$28.65	$28.65	7/7/2010 5:06:34 PM
Algaes	$50.00	$50.00	7/7/2010 4:50:01 PM
bsmtloan	$50.00	$50.00	7/7/2010 5:56:26 PM
brightest-affluence-motivator	$100.00	$100.00	7/7/2010 4:50:33 PM
dontscrewmeover1	$25.00	$25.00	7/7/2010 4:50:46 PM
gojackgo	$50.00	$50.00	7/7/2010 4:50:56 PM
stilleto8	$25.00	$25.00	7/7/2010 6:26:23 PM
dschaaf	$25.00	$25.00	7/7/2010 6:43:19 PM
antlr	$25.00	$25.00	7/7/2010 4:51:43 PM
thoughtful-community7	$25.00	$25.00	7/7/2010 4:52:07 PM
achillesa	$25.00	$25.00	7/7/2010 4:52:37 PM
surfhoss644	$45.00	$45.00	7/7/2010 4:53:51 PM
cloud8	$48.96	$48.96	7/7/2010 6:43:21 PM
JABEZ-OPERATIONS	$25.00	$25.00	7/7/2010 6:43:43 PM
bnordman	$25.00	$25.00	7/7/2010 6:43:48 PM
FunInSun	$25.00	$25.00	7/7/2010 6:43:52 PM
wwwUniversal	$25.00	$25.00	7/7/2010 6:53:10 PM
RIVERHTS	$50.00	$50.00	7/13/2010 5:53:49 PM
availableloan	$25.00	$25.00	7/13/2010 7:14:20 PM
Dollars4Rent	$25.00	$25.00	7/13/2010 8:50:16 PM
deal-pledge	$25.00	$25.00	7/13/2010 10:55:53 PM
StocksMan	$50.00	$50.00	7/14/2010 4:23:51 PM
184 bids
Borrower Payment Dependent Notes Series 465772
This series of Notes was issued and sold upon the funding of the borrower loan #43574, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Jul-09-2010
				Auction end date:	Jul-16-2010

Starting lender yield:	12.85%	Starting borrower rate/APR:	13.85% / 16.01%	Starting monthly payment:	$204.63
Final lender yield:	12.85%	Final borrower rate/APR:	13.85% / 16.01%	Final monthly payment:	$204.63

Auction yield range:	5.93% - 12.85%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2002	Debt/Income ratio:	21%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 5	Length of status:	4y 5m
Credit score:	740-759 (Jun-2010)	Total credit lines:	16	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$6,567	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	louisiana208	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off High Interest CC!
I currently have a high interest credit card through Discover Card...I have the high balance now due to paying for our honeymoon. I'm sick of paying the payments on it, to barely see the balance going down. I am new to this, so please help me out. Thanks alot!! This is my second attempt with a higher interest rate on the loan...hopefully I will get it this time.
Thanks to those who placed a bid the first time, help me out more this time!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How did your run up this credit card debt? Thanks and best wishes. - reflective-rupee
A: Sorry for the delay, the balance became so high due to paying for our honeymoon to the Bahamas. I wanted to have a nice honeymoon for the both of us, and the cost of it drove my balance high. Since then, I actually haven't used the card to help with the balance. (Jul-12-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$100.00	$100.00	7/9/2010 4:50:08 PM
rescue	$50.00	$50.00	7/9/2010 4:53:15 PM
Comoparklender	$50.00	$50.00	7/9/2010 4:53:30 PM
riproaringrapids	$25.00	$25.00	7/9/2010 4:56:23 PM
bold-durability-drum	$50.00	$50.00	7/9/2010 4:53:55 PM
treasure-bliss	$81.83	$81.83	7/9/2010 5:05:56 PM
brightest-breathtaking-finance	$100.00	$100.00	7/9/2010 5:10:16 PM
new-social-economist	$25.00	$25.00	7/9/2010 5:11:04 PM
brightest-affluence-motivator	$100.00	$100.00	7/9/2010 5:11:34 PM
orgy63	$25.00	$25.00	7/9/2010 5:11:59 PM
Rysterola82	$25.00	$25.00	7/9/2010 5:12:15 PM
syounker	$25.00	$25.00	7/9/2010 5:12:08 PM
diablo_ny	$25.00	$25.00	7/9/2010 5:12:11 PM
Katburg	$35.00	$35.00	7/9/2010 5:12:43 PM
Avala	$50.00	$50.00	7/9/2010 5:12:29 PM
nunnie	$25.00	$25.00	7/9/2010 5:13:09 PM
bchen78875	$25.00	$25.00	7/9/2010 5:13:33 PM
4est	$25.00	$25.00	7/9/2010 5:13:44 PM
overflowinglife	$25.00	$25.00	7/9/2010 5:13:54 PM
kind-unassuming-fund	$25.00	$25.00	7/9/2010 5:14:09 PM
power-igloo3	$25.00	$25.00	7/9/2010 5:14:25 PM
agreement-sycamore	$50.00	$50.00	7/9/2010 5:14:55 PM
Pulchritudinous	$25.00	$25.00	7/9/2010 5:23:02 PM
lloyd_s	$25.00	$25.00	7/9/2010 5:24:17 PM
drgreer	$25.00	$25.00	7/9/2010 6:21:20 PM
logical-moola4	$50.00	$50.00	7/9/2010 6:21:40 PM
thefiringzod	$25.00	$25.00	7/9/2010 6:21:59 PM
justice-clipper	$50.00	$50.00	7/9/2010 6:22:15 PM
dave601m	$25.00	$25.00	7/9/2010 6:21:59 PM
mulberry4	$25.00	$25.00	7/9/2010 6:22:36 PM
sammyhammy	$25.00	$25.00	7/9/2010 5:10:57 PM
villagers	$25.00	$25.00	7/9/2010 5:11:09 PM
Supernick	$50.00	$50.00	7/9/2010 5:11:27 PM
money-bauble	$200.00	$200.00	7/9/2010 5:13:12 PM
green-rapid-openness	$50.00	$50.00	7/9/2010 8:42:05 PM
blackstar	$25.00	$25.00	7/9/2010 5:14:11 PM
sweetlan	$25.00	$25.00	7/9/2010 5:14:30 PM
principal-kung-fu	$25.00	$25.00	7/9/2010 6:21:21 PM
jamschmidt	$25.00	$25.00	7/9/2010 6:21:36 PM
1phantom	$25.00	$25.00	7/9/2010 6:21:48 PM
whois-JohnGalt	$25.00	$25.00	7/9/2010 6:21:58 PM
kapilville	$25.00	$25.00	7/9/2010 6:22:35 PM
haryassman	$25.00	$25.00	7/10/2010 10:09:29 AM
credit-panda1	$25.00	$25.00	7/10/2010 4:18:14 AM
Lo0se_mo0se	$25.00	$25.00	7/10/2010 7:57:43 AM
FinanceEngine	$25.00	$25.00	7/10/2010 8:51:26 AM
SnakeV	$25.00	$25.00	7/11/2010 6:19:23 PM
elegant-income3	$50.00	$50.00	7/11/2010 6:40:22 PM
rockhound84	$25.00	$25.00	7/12/2010 4:26:59 AM
market-assembler	$50.00	$50.00	7/13/2010 2:50:48 PM
spiff666	$25.00	$25.00	7/14/2010 8:49:39 PM
swti37	$50.00	$50.00	7/14/2010 11:36:46 PM
market-pudding	$25.00	$25.00	7/15/2010 4:35:10 AM
justin323	$25.00	$25.00	7/14/2010 6:13:02 PM
revenue-driver8	$25.00	$25.00	7/15/2010 12:04:24 PM
jms1983	$25.00	$25.00	7/15/2010 4:04:03 PM
gotwins	$100.00	$100.00	7/15/2010 7:46:31 PM
friendly-money	$100.00	$100.00	7/15/2010 9:38:09 PM
velocity-winner	$25.00	$25.00	7/15/2010 10:40:13 PM
jpme	$25.00	$25.00	7/15/2010 10:41:24 PM
Techne_Funds_LLC	$25.00	$25.00	7/15/2010 5:01:41 PM
Leshan	$100.00	$100.00	7/16/2010 6:57:58 AM
rockhound84	$25.00	$25.00	7/15/2010 8:36:14 PM
ray1051	$25.00	$25.00	7/9/2010 4:50:28 PM
nybanker85	$75.00	$75.00	7/9/2010 4:51:31 PM
orderly-loot	$25.00	$25.00	7/9/2010 4:53:09 PM
bountiful-durability	$50.00	$50.00	7/9/2010 4:53:44 PM
tech310	$50.00	$50.00	7/9/2010 4:50:16 PM
bid-czar8	$100.00	$100.00	7/9/2010 4:54:04 PM
buckyhead2000	$25.00	$25.00	7/9/2010 5:05:43 PM
Artist_Blue	$25.00	$25.00	7/9/2010 5:05:57 PM
american6	$25.00	$25.00	7/9/2010 5:09:46 PM
studious-bonus7	$50.00	$50.00	7/9/2010 5:09:39 PM
personal-lender	$25.00	$25.00	7/9/2010 5:10:04 PM
qtmspin	$25.00	$25.00	7/9/2010 5:10:26 PM
delicious-social132	$35.00	$35.00	7/9/2010 5:10:29 PM
moola-man	$30.00	$30.00	7/9/2010 5:10:59 PM
gracej	$25.00	$25.00	7/9/2010 5:11:43 PM
bxdoc	$150.00	$150.00	7/9/2010 5:12:26 PM
wahoo-trader	$25.00	$25.00	7/9/2010 5:12:46 PM
enthralling-deal180	$100.00	$100.00	7/9/2010 5:12:32 PM
SCTrojangirl	$25.00	$25.00	7/9/2010 5:13:02 PM
noble-revenue	$50.00	$50.00	7/9/2010 5:13:21 PM
cash-vault	$25.00	$25.00	7/9/2010 5:13:48 PM
objective-investor	$100.00	$100.00	7/9/2010 5:14:13 PM
Havana21	$25.00	$25.00	7/9/2010 5:14:19 PM
sophisticated-marketplace	$25.00	$25.00	7/9/2010 5:53:55 PM
sakha	$48.52	$48.52	7/9/2010 6:21:19 PM
gnar	$25.00	$25.00	7/9/2010 6:21:57 PM
Aeroman32	$25.00	$25.00	7/9/2010 6:22:02 PM
ikaika1	$50.00	$50.00	7/9/2010 6:22:34 PM
lend_to_you	$25.00	$25.00	7/9/2010 6:22:01 PM
JohnW12	$25.00	$14.50	7/9/2010 6:22:39 PM
treasure-hunter270	$25.00	$25.00	7/9/2010 5:09:52 PM
anders94	$25.00	$25.00	7/9/2010 5:10:53 PM
trustworthy-fairness	$50.00	$50.00	7/9/2010 5:11:14 PM
ichibon	$100.00	$100.00	7/9/2010 5:11:28 PM
orange-preeminant-bill	$100.00	$100.00	7/9/2010 5:13:33 PM
ddog0224	$25.00	$25.00	7/9/2010 5:13:56 PM
Alpha-AssistU	$25.87	$25.87	7/9/2010 5:14:07 PM
SimpleChoice	$25.00	$25.00	7/9/2010 5:14:22 PM
top-courteous-peso	$250.00	$250.00	7/9/2010 5:15:21 PM
cpblue79	$30.29	$30.29	7/9/2010 5:23:38 PM
JGB	$40.23	$40.23	7/9/2010 5:24:20 PM
important-ore	$50.00	$50.00	7/9/2010 6:13:44 PM
dinero-festivity2	$35.00	$35.00	7/9/2010 6:21:37 PM
lend2end	$25.00	$25.00	7/9/2010 6:21:41 PM
uncleegg	$50.00	$50.00	7/9/2010 6:21:56 PM
VEZIROGLUA	$50.00	$50.00	7/9/2010 6:22:00 PM
inspired-contract9	$25.00	$25.00	7/9/2010 6:22:30 PM
wwwUniversal	$25.00	$25.00	7/9/2010 7:41:45 PM
hidavehi	$26.63	$26.63	7/11/2010 7:51:28 AM
frosty49	$100.00	$100.00	7/11/2010 7:23:08 PM
Lender0307	$25.00	$25.00	7/12/2010 5:29:11 PM
MarcusOcean	$50.00	$50.00	7/13/2010 11:12:40 PM
hyeholdings	$25.00	$25.00	7/13/2010 6:57:57 PM
massuot	$25.00	$25.00	7/14/2010 9:45:53 AM
Queueball1	$50.00	$50.00	7/14/2010 10:57:13 AM
availableloan	$25.00	$25.00	7/14/2010 7:17:29 PM
ethicalhumanist	$254.00	$254.00	7/14/2010 8:07:50 PM
Independenttools	$25.00	$25.00	7/14/2010 7:49:49 PM
natural-affluence4	$40.00	$40.00	7/14/2010 8:45:40 PM
ltstout	$25.00	$25.00	7/14/2010 5:51:33 PM
bughead	$25.00	$25.00	7/14/2010 11:10:01 PM
StreetJustice	$29.36	$29.36	7/15/2010 4:18:14 PM
dontletmoneyfoolya	$50.00	$50.00	7/15/2010 4:18:43 PM
Tizzo27	$30.77	$30.77	7/15/2010 5:50:22 PM
ttnk62918	$25.00	$25.00	7/15/2010 8:16:47 PM
KTOWN	$30.00	$30.00	7/15/2010 9:20:06 PM
kelador	$106.00	$106.00	7/15/2010 10:16:41 PM
visionary-fund	$25.00	$25.00	7/15/2010 5:16:26 PM
E-B	$50.00	$50.00	7/16/2010 3:32:28 AM
nalaari	$32.00	$32.00	7/16/2010 6:55:48 AM
porwestco	$25.00	$25.00	7/16/2010 7:01:54 AM
peaceful-farmer	$25.00	$25.00	7/16/2010 5:23:15 AM
Leopoldine	$25.00	$25.00	7/16/2010 8:36:48 AM
CACO_Bank	$25.00	$25.00	7/16/2010 6:42:15 AM
137 bids
Borrower Payment Dependent Notes Series 465854
This series of Notes was issued and sold upon the funding of the borrower loan #43597, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-19-2010

Starting lender yield:	7.43%	Starting borrower rate/APR:	8.43% / 8.77%	Starting monthly payment:	$63.07
Final lender yield:	7.43%	Final borrower rate/APR:	8.43% / 8.77%	Final monthly payment:	$63.07

Auction yield range:	2.93% - 7.43%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.93%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	8 / 7	Length of status:	16y 1m
Credit score:	840-859 (Jul-2010)	Total credit lines:	30	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$1,229	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	lucrative-coin	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funds to reinvest on Prosper
Purpose of loan:
This loan will be used to lend to others on Prosper. I really like the idea of cutting the banks out of transactions like this when they pay people next to nothing to hold their money and then charge exorbitant rates for people using credit cards. I already have around twice this amount loaned out on?Prosper.?

My financial situation:
I am a good candidate for this loan because I always pay my bills on time, both my wife and I have high incomes and I carry very low debt.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jpollar	$50.00	$50.00	7/12/2010 10:43:38 AM
elvisloans	$25.00	$25.00	7/13/2010 5:56:29 AM
conductor49	$25.00	$25.00	7/14/2010 9:04:42 AM
Jollyrancher	$300.00	$300.00	7/14/2010 7:54:23 PM
octoberfresh	$25.00	$25.00	7/15/2010 7:45:51 AM
Mav26	$50.00	$50.00	7/15/2010 12:47:37 PM
Socorro_Capital_Partners	$25.00	$25.00	7/15/2010 5:35:54 PM
money-watcher	$25.00	$25.00	7/16/2010 2:07:50 PM
Money_Lender2	$31.80	$31.80	7/16/2010 5:57:51 PM
DragonMaster9000	$100.00	$100.00	7/16/2010 10:50:58 PM
macotra4	$36.00	$36.00	7/17/2010 6:13:26 AM
Lo0se_mo0se	$25.00	$25.00	7/17/2010 11:08:57 AM
courteous-fund9	$25.00	$25.00	7/17/2010 6:11:07 AM
vutah	$25.00	$25.00	7/17/2010 2:54:41 PM
powerful-benefit	$25.00	$25.00	7/17/2010 6:50:22 PM
BipedalHominid	$25.00	$25.00	7/17/2010 7:09:01 PM
fallentimbers	$25.00	$25.00	7/18/2010 7:33:54 AM
lincmercguy	$25.00	$25.00	7/18/2010 8:26:56 PM
ryan6853	$25.00	$23.69	7/19/2010 9:50:34 AM
cashtolendyou	$50.00	$50.00	7/18/2010 10:49:13 PM
zxr	$25.00	$25.00	7/19/2010 8:00:13 AM
squarebob	$116.20	$116.20	7/19/2010 9:24:13 AM
matthewa	$25.00	$25.00	7/19/2010 10:11:45 AM
ingenious-order783	$50.00	$50.00	7/12/2010 1:04:26 PM
LittleRhody07	$25.00	$25.00	7/14/2010 11:31:57 AM
otalon	$25.00	$25.00	7/15/2010 3:11:18 PM
gsp1885	$27.00	$27.00	7/15/2010 3:41:31 PM
eCapital	$25.00	$25.00	7/15/2010 4:50:47 PM
brinabonzo	$50.00	$50.00	7/16/2010 10:10:50 AM
jms1983	$25.00	$25.00	7/16/2010 2:33:38 PM
cerebral-dollar773	$50.00	$50.00	7/16/2010 11:29:13 AM
SWayne2000	$50.00	$50.00	7/16/2010 7:39:46 PM
joetrish	$50.00	$50.00	7/16/2010 9:10:27 PM
Dollars4Rent	$25.00	$25.00	7/18/2010 7:59:01 AM
maplehouse	$25.31	$25.31	7/18/2010 8:17:12 AM
cebgop	$25.00	$25.00	7/17/2010 11:41:34 PM
alvinsl	$25.00	$25.00	7/18/2010 11:22:20 AM
Lotsofbears	$25.00	$25.00	7/18/2010 6:38:14 PM
sfpinkfloyd	$25.00	$25.00	7/18/2010 12:14:25 PM
squarebob	$25.00	$25.00	7/19/2010 9:22:06 AM
loanman2007	$150.00	$150.00	7/19/2010 10:03:45 AM
loanman2007	$140.00	$140.00	7/19/2010 10:10:19 AM
prainvestment	$50.00	$50.00	7/19/2010 7:35:47 AM
43 bids
Borrower Payment Dependent Notes Series 465994
This series of Notes was issued and sold upon the funding of the borrower loan #43577, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-18-2010

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$101.23
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$101.23

Auction yield range:	10.93% - 17.00%	Estimated loss impact:	10.40%
Lender servicing fee:	1.00%	Estimated return:	6.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2003	Debt/Income ratio:	28%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	18 / 14	Length of status:	2y 9m
Credit score:	680-699 (Jun-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$15,282	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bamagirl84	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	17 ( 100% )	680-699 (Latest)
Principal borrowed:	$7,000.00	< 31 days late:	0 ( 0% )	640-659 (Jul-2009) 640-659 (Sep-2007)
Principal balance:	$2,602.44	31+ days late:	0 ( 0% )
Total payments billed:	17
Description
Debt Cons.- PERFECT CREDIT HISTORY
Purpose of loan:
This loan will be used for debt consolidation.

My financial situation:
I am a good candidate for this loan because I have never been late on any of my debts and I work in the banking/financial industry so I have to keep my records perfect!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

nilonc1	$25.00	$25.00	7/14/2010 9:43:09 PM
enthusiastic-balance5	$200.00	$200.00	7/15/2010 4:32:37 AM
Starfin-Capital-Management	$100.00	$100.00	7/15/2010 4:56:28 PM
jonnysixgun	$25.00	$25.00	7/15/2010 8:38:28 PM
money-fort	$25.00	$25.00	7/15/2010 8:48:03 PM
exchange-dreams	$25.00	$25.00	7/16/2010 9:53:34 AM
SV-AZ	$60.00	$60.00	7/16/2010 10:19:49 AM
BlueProteus	$25.00	$25.00	7/16/2010 10:58:26 PM
wonderous-power	$25.00	$25.00	7/17/2010 2:14:19 AM
precious-coin3	$25.00	$25.00	7/17/2010 9:33:43 AM
BankofBeth	$25.00	$25.00	7/17/2010 9:28:42 AM
credit-coach118	$25.00	$25.00	7/17/2010 5:25:21 PM
Leopoldine	$25.53	$25.53	7/17/2010 9:20:40 PM
p2ploan-sensation211	$25.00	$25.00	7/17/2010 3:37:58 PM
113121	$2,700.00	$1,564.59	7/15/2010 4:41:11 PM
exchange-cowbell5	$25.00	$25.00	7/16/2010 9:31:52 AM
martymaniaman	$50.00	$50.00	7/16/2010 5:32:54 AM
skaught	$25.79	$25.79	7/16/2010 9:49:13 AM
jchurchi	$25.00	$25.00	7/16/2010 10:03:21 AM
sensational-peace6	$50.00	$50.00	7/16/2010 3:53:04 PM
khamlagirl	$25.00	$25.00	7/16/2010 5:08:52 PM
seineil	$25.00	$25.00	7/17/2010 2:38:04 AM
atomantic	$100.00	$100.00	7/17/2010 6:54:38 AM
us957165	$25.00	$25.00	7/17/2010 7:35:16 AM
JerryB96	$25.00	$25.00	7/17/2010 8:36:03 AM
1SteelerFan	$35.00	$35.00	7/17/2010 12:01:52 PM
loss-of-control	$50.00	$50.00	7/17/2010 3:36:25 PM
MattProsper	$63.00	$63.00	7/17/2010 10:09:48 PM
portfolio-turbine	$25.00	$25.00	7/18/2010 6:43:18 AM
benefit-javelin	$26.09	$26.09	7/18/2010 6:28:55 AM
fallentimbers	$25.00	$25.00	7/18/2010 7:34:49 AM
31 bids
Borrower Payment Dependent Notes Series 466122
This series of Notes was issued and sold upon the funding of the borrower loan #43580, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-19-2010

Starting lender yield:	9.20%	Starting borrower rate/APR:	10.20% / 12.31%	Starting monthly payment:	$323.61
Final lender yield:	9.20%	Final borrower rate/APR:	10.20% / 12.31%	Final monthly payment:	$323.61

Auction yield range:	3.93% - 9.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1986	Debt/Income ratio:	22%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	4y 9m
Credit score:	780-799 (Jul-2010)	Total credit lines:	28	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$8,999	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	hrosemax	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit card balances.? I made many improvements to our house the past 2-3 years in anticipation of selling it in?2009.? Due to the economic downturn we decided not to sell the house even though we have much equity in it.? We will hold onto the house for a few years until the housing market is more favorable.? I had planned on using the equity from the sale of the house to pay off the credit cards but that plan changed.

My financial situation:
I am a good candidate for this loan because my job in the technology sector is very secure and my wife's job as a teacher is also very stable.? Our credit history and score are great.? We pay approximately $500-$550 a month towards the cards to pay them down but would prefer to consolidate them and have our monthly payment brought down to just over $300 and end up paying less in interest.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Comoparklender	$30.00	$30.00	7/12/2010 10:28:21 AM
bountiful-durability	$50.00	$50.00	7/12/2010 10:42:19 AM
riproaringrapids	$25.00	$25.00	7/12/2010 10:43:33 AM
qtmspin	$25.00	$25.00	7/12/2010 10:53:10 AM
delicious-social132	$35.00	$35.00	7/12/2010 10:53:25 AM
Vegasjim	$25.00	$25.00	7/12/2010 10:55:18 AM
ethicalhumanist	$25.00	$25.00	7/12/2010 10:48:30 AM
enthralling-deal180	$100.00	$100.00	7/12/2010 10:56:15 AM
4est	$25.00	$25.00	7/12/2010 10:56:55 AM
Prosp_Lender	$50.00	$50.00	7/12/2010 10:58:49 AM
the-profit-oracle	$25.00	$25.00	7/12/2010 10:59:06 AM
kid8549	$25.00	$25.00	7/12/2010 10:59:28 AM
studious-bonus7	$100.00	$100.00	7/12/2010 10:51:44 AM
treasure-hunter270	$25.00	$25.00	7/12/2010 10:52:09 AM
personal-lender	$25.00	$25.00	7/12/2010 10:52:15 AM
reward-motion	$25.00	$25.00	7/12/2010 11:00:14 AM
FirstBank	$100.00	$100.00	7/12/2010 11:01:21 AM
Ocean713	$50.00	$50.00	7/12/2010 11:02:24 AM
pennyman	$25.00	$25.00	7/12/2010 11:03:03 AM
special-currency6	$100.00	$100.00	7/12/2010 11:03:16 AM
moola-man	$30.00	$30.00	7/12/2010 10:54:39 AM
Supernick	$50.00	$50.00	7/12/2010 10:54:52 AM
a-truth-upholder	$50.00	$50.00	7/12/2010 11:03:10 AM
ichibon	$100.00	$100.00	7/12/2010 10:55:03 AM
orgy63	$25.00	$25.00	7/12/2010 10:55:39 AM
Katburg	$35.00	$35.00	7/12/2010 10:56:28 AM
ccdmp2004	$25.00	$25.00	7/12/2010 1:01:28 PM
jdrez	$25.00	$25.00	7/12/2010 11:01:33 AM
platinum-genetics	$100.00	$100.00	7/12/2010 2:01:20 PM
Clambake	$50.00	$50.00	7/13/2010 12:56:57 AM
KiwiElf	$25.00	$25.00	7/13/2010 12:52:52 AM
bchen78875	$25.00	$25.00	7/13/2010 1:43:48 AM
DadWarbucks	$25.00	$25.00	7/13/2010 2:01:34 AM
SimpleChoice	$25.00	$25.00	7/13/2010 7:40:25 AM
a-finance-nirvana	$25.00	$25.00	7/13/2010 2:55:25 AM
bowdish1	$37.45	$37.45	7/13/2010 9:02:52 AM
Debt-free-Southern-California	$25.00	$25.00	7/13/2010 10:05:05 AM
munnu	$25.00	$25.00	7/13/2010 10:32:37 AM
PatRichi	$25.00	$25.00	7/13/2010 11:16:11 AM
SNH	$75.00	$75.00	7/13/2010 7:39:07 AM
Koorblow	$100.00	$100.00	7/13/2010 12:20:09 PM
janus_god	$25.00	$25.00	7/13/2010 7:40:03 AM
bodascafe	$25.00	$25.00	7/13/2010 9:46:30 AM
money-bauble	$27.35	$27.35	7/13/2010 3:00:13 PM
the-swashbuckler	$25.00	$25.00	7/13/2010 3:54:59 PM
treasure-bliss	$50.00	$50.00	7/13/2010 4:06:38 PM
MSME	$50.00	$50.00	7/13/2010 5:08:44 PM
utt959	$52.44	$52.44	7/13/2010 7:14:37 PM
reinforced-revenue069	$25.00	$25.00	7/13/2010 7:16:36 PM
WxChem	$31.86	$31.86	7/13/2010 9:57:05 PM
golden-cat	$50.00	$50.00	7/14/2010 5:05:55 AM
Pickmar	$25.00	$25.00	7/14/2010 11:03:34 AM
MLMarine	$25.00	$25.00	7/14/2010 12:16:50 PM
irrelevant	$25.00	$25.00	7/14/2010 2:24:50 PM
Banker7371	$25.00	$25.00	7/14/2010 3:16:50 PM
availableloan	$25.00	$25.00	7/14/2010 4:35:01 PM
seattleslug	$25.00	$25.00	7/14/2010 4:42:00 PM
kmr2	$250.00	$250.00	7/14/2010 5:13:00 PM
Onesiphorus	$25.00	$25.00	7/14/2010 7:57:51 PM
Havana21	$75.00	$75.00	7/14/2010 10:51:29 PM
dawg25	$50.00	$50.00	7/15/2010 3:10:45 AM
fireman4	$27.00	$27.00	7/15/2010 6:08:04 AM
social-conductor4	$25.00	$25.00	7/15/2010 6:26:28 AM
reward-burger2	$50.00	$50.00	7/15/2010 9:36:53 AM
quantumwellguy	$50.00	$50.00	7/15/2010 6:13:42 AM
FinanceEngine	$25.00	$25.00	7/15/2010 11:20:06 AM
lostontheedge	$25.00	$25.00	7/15/2010 11:31:46 AM
goldeneye777	$25.00	$25.00	7/15/2010 10:44:22 AM
otalon	$25.00	$25.00	7/15/2010 3:20:05 PM
Entejaeger	$25.00	$25.00	7/15/2010 3:36:51 PM
Contact911	$50.00	$50.00	7/15/2010 3:56:35 PM
Superc0ld	$30.48	$30.48	7/15/2010 6:42:39 PM
maldok1	$25.00	$25.00	7/15/2010 7:42:01 PM
morfie	$25.00	$25.00	7/16/2010 8:48:19 AM
LongTail	$25.00	$25.00	7/16/2010 9:47:50 AM
TheTimeIsNow	$25.00	$25.00	7/16/2010 1:11:19 AM
TEAM-Jasper	$25.00	$25.00	7/16/2010 9:31:06 AM
Sixmil	$25.00	$25.00	7/16/2010 9:51:39 AM
hanuman77	$34.76	$34.76	7/16/2010 9:42:12 AM
mmckune	$25.00	$25.00	7/16/2010 9:48:18 AM
bazaar-tulip	$25.00	$25.00	7/16/2010 10:05:25 AM
thorough-exchange4	$25.00	$25.00	7/16/2010 10:41:22 AM
ttnk62918	$25.00	$25.00	7/16/2010 12:49:00 PM
respectful-integrity3	$25.00	$25.00	7/16/2010 1:13:51 PM
saltymt	$25.00	$25.00	7/16/2010 4:54:43 PM
lizard_lips	$25.00	$25.00	7/16/2010 3:31:46 PM
pixeldave	$50.00	$50.00	7/16/2010 3:31:59 PM
foldingbenny2	$50.00	$50.00	7/16/2010 3:54:16 PM
mizount	$25.00	$25.00	7/16/2010 6:47:19 PM
invest0808	$25.00	$25.00	7/17/2010 4:17:28 AM
Hidalgo2004	$54.78	$54.78	7/17/2010 5:41:21 AM
head	$25.00	$25.00	7/16/2010 7:57:23 PM
ddamenace	$50.00	$50.00	7/17/2010 8:46:20 AM
BankofBeth	$25.00	$25.00	7/17/2010 9:31:00 AM
Heatguy	$25.00	$25.00	7/16/2010 10:41:18 PM
Interloper	$35.00	$35.00	7/17/2010 2:51:59 AM
zeelender	$25.00	$25.00	7/17/2010 1:14:54 PM
biobulator	$25.00	$25.00	7/17/2010 2:13:34 PM
All_Wins	$25.00	$25.00	7/17/2010 2:24:16 PM
Fiimg	$50.00	$50.00	7/17/2010 10:06:31 AM
bid-arrow9	$50.00	$50.00	7/17/2010 2:41:56 PM
market-pudding	$25.00	$25.00	7/17/2010 3:38:51 PM
Digs	$25.00	$25.00	7/17/2010 1:13:14 PM
LenderByDay	$25.00	$25.00	7/17/2010 1:14:13 PM
IP	$41.62	$41.62	7/17/2010 4:17:32 PM
DrStaff	$35.23	$35.23	7/17/2010 1:14:51 PM
a-resplendent-commitment	$25.00	$25.00	7/17/2010 9:49:34 PM
ohwow	$67.46	$67.46	7/17/2010 11:50:24 PM
ALVO	$41.81	$41.81	7/17/2010 2:14:02 PM
dhumil	$31.38	$31.38	7/18/2010 2:17:13 AM
elloboverde	$50.00	$50.00	7/18/2010 12:32:21 AM
decisive-capital	$30.18	$30.18	7/17/2010 2:25:23 PM
captainzero	$55.00	$55.00	7/18/2010 6:32:49 AM
UncleScroogeDMD	$100.00	$100.00	7/18/2010 7:03:29 AM
wwwUniversal	$25.00	$25.00	7/18/2010 10:31:21 AM
CBTW	$50.00	$50.00	7/18/2010 11:57:47 AM
aganippe	$25.00	$25.00	7/18/2010 12:48:14 PM
forthright-principal2	$25.00	$25.00	7/18/2010 1:31:27 PM
gas	$25.00	$25.00	7/18/2010 9:10:22 PM
natural-affluence4	$35.00	$35.00	7/18/2010 7:00:50 PM
drummerdad	$25.00	$25.00	7/19/2010 6:43:42 AM
evamkir	$25.00	$25.00	7/19/2010 8:40:01 AM
leverage-monger	$25.00	$25.00	7/19/2010 9:28:18 AM
droopie1	$25.00	$25.00	7/19/2010 10:14:42 AM
Sven79	$50.00	$50.00	7/19/2010 10:11:19 AM
green-safe-wampum	$50.00	$50.00	7/19/2010 6:05:18 AM
nybanker85	$50.00	$50.00	7/12/2010 10:29:10 AM
bid-czar8	$100.00	$100.00	7/12/2010 10:28:36 AM
rescue	$50.00	$50.00	7/12/2010 10:42:12 AM
Artist_Blue	$25.00	$25.00	7/12/2010 10:33:43 AM
brightest-breathtaking-finance	$100.00	$100.00	7/12/2010 10:53:01 AM
tech310	$100.00	$100.00	7/12/2010 10:53:08 AM
villagers	$25.00	$25.00	7/12/2010 10:54:47 AM
anders94	$25.00	$25.00	7/12/2010 10:54:11 AM
Rysterola82	$25.00	$25.00	7/12/2010 10:55:50 AM
objective-investor	$100.00	$100.00	7/12/2010 10:57:26 AM
ujiba	$25.00	$25.00	7/12/2010 10:56:18 AM
Tradesmanlender	$25.00	$25.00	7/12/2010 10:58:24 AM
community-pipeline8	$50.00	$50.00	7/12/2010 10:59:40 AM
generous-deal6	$25.00	$25.00	7/12/2010 11:00:41 AM
dollar-oracle55	$25.00	$25.00	7/12/2010 11:03:30 AM
cyberie21	$25.00	$25.00	7/12/2010 11:07:09 AM
important-ore	$50.00	$50.00	7/12/2010 10:58:00 AM
successful-euro	$30.00	$30.00	7/12/2010 10:58:09 AM
RationalWorld	$25.00	$25.00	7/12/2010 10:59:46 AM
silver-nirvana	$25.00	$25.00	7/12/2010 2:46:45 PM
sensible-order2	$25.00	$25.00	7/12/2010 3:31:28 PM
appcoder	$35.00	$35.00	7/12/2010 11:36:52 AM
syounker	$25.00	$25.00	7/12/2010 5:27:19 PM
deal-frontier	$72.61	$72.61	7/12/2010 5:28:32 PM
thestartuplender	$35.00	$35.00	7/12/2010 6:01:30 PM
noble-revenue	$50.00	$50.00	7/12/2010 3:49:50 PM
Cai8899	$41.38	$41.38	7/13/2010 12:56:36 AM
hrubinst	$25.00	$25.00	7/13/2010 2:26:55 AM
don8ter	$25.00	$25.00	7/13/2010 2:44:04 AM
blackstar	$25.00	$25.00	7/13/2010 5:02:44 AM
kulender	$25.00	$25.00	7/13/2010 6:26:26 AM
bold-durability-drum	$50.00	$50.00	7/13/2010 7:39:10 AM
kentb	$50.00	$50.00	7/13/2010 8:21:41 AM
american6	$25.00	$25.00	7/13/2010 7:39:30 AM
GElender	$50.00	$50.00	7/13/2010 2:44:08 AM
orderly-loot	$25.00	$25.00	7/13/2010 9:02:23 AM
Ebelog	$25.00	$25.00	7/13/2010 9:09:53 AM
ryuz3	$50.00	$50.00	7/13/2010 10:42:46 AM
pnace	$35.00	$35.00	7/13/2010 10:41:42 AM
SC2TX	$50.00	$50.00	7/13/2010 12:20:27 PM
ddog0224	$25.00	$25.00	7/13/2010 4:06:22 PM
blue-useful-auction	$25.00	$25.00	7/13/2010 12:51:04 PM
market-assembler	$50.00	$50.00	7/13/2010 2:50:40 PM
heerzaquestion	$25.00	$25.00	7/13/2010 3:36:43 PM
kmwvma	$25.00	$25.00	7/13/2010 5:07:01 PM
MarcusOcean	$50.00	$50.00	7/13/2010 11:11:16 PM
Barky52	$25.00	$25.00	7/14/2010 4:38:27 AM
flwah	$25.00	$25.00	7/14/2010 6:51:35 AM
jbadawg1017	$25.00	$25.00	7/14/2010 7:46:17 AM
inspired-duty5	$50.00	$50.00	7/13/2010 8:06:32 PM
first-upright-payout	$25.00	$25.00	7/14/2010 11:06:47 AM
coin-sherpa	$25.00	$25.00	7/14/2010 12:25:39 PM
commanding-openness	$25.00	$25.00	7/14/2010 2:32:19 PM
nswfool	$25.00	$25.00	7/14/2010 8:17:51 PM
Bio-physicist	$25.00	$25.00	7/14/2010 10:06:33 PM
witness18	$200.00	$200.00	7/14/2010 6:48:43 PM
rmachi	$25.00	$25.00	7/15/2010 9:54:44 AM
dparkhom	$25.00	$25.00	7/15/2010 11:33:13 AM
favorite-commerce	$50.00	$50.00	7/15/2010 10:38:00 AM
masonn	$50.00	$50.00	7/15/2010 10:44:33 AM
RandyL3	$25.00	$25.00	7/15/2010 11:03:05 AM
SanJoser	$25.00	$25.00	7/15/2010 11:08:08 AM
moola-monger9	$113.60	$113.60	7/15/2010 11:25:13 AM
worthy-bid8	$200.00	$200.00	7/15/2010 12:03:50 PM
aurorafinancial	$50.00	$50.00	7/15/2010 6:16:16 PM
IIP77	$25.00	$25.00	7/15/2010 7:56:28 PM
teejay411	$73.90	$73.90	7/16/2010 1:08:09 AM
triumphant-bonus	$25.00	$25.00	7/16/2010 8:44:40 AM
omerta6102	$50.00	$50.00	7/16/2010 9:47:02 AM
selfmademan	$25.00	$25.00	7/16/2010 9:30:57 AM
SOP_Bank	$25.00	$25.00	7/16/2010 6:09:42 AM
TheColoradoDon	$25.00	$25.00	7/16/2010 9:47:04 AM
Evan_Safe	$25.00	$25.00	7/16/2010 7:17:34 AM
raisingophelia	$25.00	$25.00	7/16/2010 8:21:44 AM
radforj22	$25.00	$25.00	7/16/2010 12:16:49 PM
GATrust	$50.00	$50.00	7/16/2010 12:41:23 PM
cerebral-dollar773	$50.00	$50.00	7/16/2010 11:03:52 AM
jtradition	$50.00	$50.00	7/16/2010 11:53:28 AM
Contour	$50.00	$50.00	7/16/2010 1:21:50 PM
jms1983	$25.00	$25.00	7/16/2010 1:39:58 PM
goldie414	$50.00	$50.00	7/16/2010 1:40:02 PM
wampum-chorus3	$25.00	$25.00	7/16/2010 2:23:07 PM
loanshark4u	$25.00	$25.00	7/16/2010 3:47:47 PM
ideal-platinum1	$100.00	$100.00	7/16/2010 2:33:15 PM
wdove511	$25.00	$25.00	7/16/2010 11:46:31 AM
gumbit	$26.20	$26.20	7/16/2010 12:32:07 PM
BrandonW	$25.00	$25.00	7/16/2010 4:36:28 PM
silver-armada	$27.69	$27.69	7/16/2010 4:45:03 PM
ryan23	$25.00	$25.00	7/16/2010 2:24:31 PM
techs	$25.00	$25.00	7/16/2010 3:00:36 PM
HaveToWrite	$25.00	$25.00	7/16/2010 9:02:18 PM
Milonguero	$100.00	$100.00	7/16/2010 9:35:34 PM
contract-lava0	$25.00	$25.00	7/17/2010 1:21:06 AM
integrity-cowbell	$25.00	$25.00	7/17/2010 3:43:03 AM
courteous-fund9	$25.00	$25.00	7/17/2010 6:13:41 AM
kindofaloaner	$25.00	$25.00	7/17/2010 10:59:58 AM
ualf	$27.37	$27.37	7/17/2010 1:16:15 PM
money2k	$25.00	$25.00	7/17/2010 1:33:11 PM
faldska	$25.00	$25.00	7/17/2010 1:16:55 PM
Plotinus	$25.12	$25.12	7/17/2010 1:55:39 PM
bamboozled_again	$250.00	$250.00	7/17/2010 1:54:01 PM
ADIDASNO	$25.00	$25.00	7/17/2010 1:54:09 PM
tuneman1980	$25.00	$25.00	7/17/2010 2:13:40 PM
saschar	$25.00	$25.00	7/17/2010 1:56:30 PM
Alsatian	$60.00	$60.00	7/17/2010 10:24:20 AM
treasure-generator	$25.00	$25.00	7/17/2010 2:24:19 PM
wojo	$25.00	$25.00	7/17/2010 10:51:58 AM
profit33r	$50.00	$50.00	7/17/2010 5:53:44 PM
SweetPea2	$50.00	$50.00	7/17/2010 9:15:25 PM
diplomatic-wealth7	$25.00	$25.00	7/17/2010 1:40:56 PM
jwood3030	$35.00	$35.00	7/17/2010 2:11:55 PM
TOCPI	$25.00	$25.00	7/17/2010 2:14:46 PM
Lo0se_mo0se	$25.00	$25.00	7/18/2010 2:47:34 AM
Tigerman	$75.00	$4.04	7/18/2010 6:22:15 AM
fallentimbers	$25.00	$25.00	7/18/2010 7:35:52 AM
DHolly	$25.00	$25.00	7/18/2010 8:44:19 AM
i3urtonair	$25.00	$25.00	7/17/2010 9:36:20 PM
eddievegas415	$25.00	$25.00	7/18/2010 11:10:07 AM
outofoffice	$51.32	$51.32	7/18/2010 12:58:57 PM
Spiv_51	$25.00	$25.00	7/18/2010 4:35:16 PM
erowis	$25.00	$25.00	7/19/2010 1:24:57 AM
Richmp412	$25.00	$25.00	7/19/2010 9:09:51 AM
cac1966	$48.42	$48.42	7/19/2010 9:31:37 AM
friendinmoney	$25.00	$25.00	7/19/2010 10:12:36 AM
martymaniaman	$34.55	$34.55	7/19/2010 5:19:43 AM
lender-E	$25.00	$25.00	7/19/2010 9:40:06 AM
252 bids
Borrower Payment Dependent Notes Series 466138
This series of Notes was issued and sold upon the funding of the borrower loan #43594, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-18-2010

Starting lender yield:	9.20%	Starting borrower rate/APR:	10.20% / 12.31%	Starting monthly payment:	$258.89
Final lender yield:	9.20%	Final borrower rate/APR:	10.20% / 12.31%	Final monthly payment:	$258.89

Auction yield range:	3.93% - 9.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	9%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 10	Length of status:	5y 10m
Credit score:	760-779 (Jun-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,428	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	14%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	5
Screen name:	R0d	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Organic Horticulture Farm
Purpose of loan:
The purpose of this loan is to start a greenhouse complex in the Dominican Republic.
The business plan consists of growing green bell peppers, cucumbers and carrots in a controlled greenhouse environment on family-owned land (approx. 300 acres). These vegetables are easy to grow in the DR given its warm climate and are quite profitable when grown in a controlled environment since it enhances production rate and volume.

At this time we estimate an initial investment of $18,000 USD is needed to cover 2.5 - 3 acres of land.
Most of the capital will come from the borrower (and family members) but we hope to receive the remaining amount from Prosper investors.

Please feel free to contact me with any questions you may have.

My financial situation:
I am a good candidate for this loan because it will not be a one-man business endeavor but rather an entire family who will be fully vested in the business. Our financial situation is favorable because it will be a family run business with very low overhead given we already have the land, well and irrigation system in place.

The business will be run by two of my uncles who are greenhouse certified and have lived off agriculture since my childhood, at one point they managed more than 500 acres and 50+ workers.

Monthly net income: $ 3,200

Monthly expenses: $ 941.00
? Housing: $ 145.00 (difference between mortgage payment and rental income)
? Insurance: $ 0.0 (has been paid in full)
? Car expenses: $ 45.00 (oil change every 2 months)
? Utilities: $ 75.00 (electricity & gas)
? Phone, cable, internet: $ 60.00 (cell)
? Food, entertainment: $ 200.00
? Clothing, household expenses $ 70.00
? Credit cards and other loans: $ 346.00
? Other expenses: $ 0.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

nybanker85	$50.00	$50.00	7/12/2010 10:29:09 AM
bid-czar8	$100.00	$100.00	7/12/2010 10:28:36 AM
Artist_Blue	$25.00	$25.00	7/12/2010 10:33:45 AM
Comoparklender	$30.00	$30.00	7/12/2010 10:28:20 AM
rescue	$50.00	$50.00	7/12/2010 10:42:12 AM
bountiful-durability	$50.00	$50.00	7/12/2010 10:42:19 AM
personal-lender	$25.00	$25.00	7/12/2010 10:52:16 AM
riproaringrapids	$25.00	$25.00	7/12/2010 10:43:32 AM
brightest-breathtaking-finance	$100.00	$100.00	7/12/2010 10:53:01 AM
objective-investor	$100.00	$100.00	7/12/2010 10:57:25 AM
important-ore	$50.00	$50.00	7/12/2010 10:58:00 AM
community-pipeline8	$50.00	$50.00	7/12/2010 10:59:40 AM
jdrez	$25.00	$25.00	7/12/2010 11:01:33 AM
villagers	$25.00	$25.00	7/12/2010 10:54:47 AM
pennyman	$25.00	$25.00	7/12/2010 11:03:04 AM
enthralling-deal180	$100.00	$100.00	7/12/2010 10:56:14 AM
successful-euro	$30.00	$30.00	7/12/2010 10:58:09 AM
bold-special-peace7	$50.00	$50.00	7/12/2010 12:19:33 PM
bold-durability-drum	$50.00	$50.00	7/12/2010 12:19:42 PM
platinum-genetics	$100.00	$100.00	7/12/2010 1:59:34 PM
silver-nirvana	$25.00	$25.00	7/12/2010 2:46:44 PM
a-truth-upholder	$50.00	$50.00	7/12/2010 11:03:10 AM
syounker	$25.00	$25.00	7/12/2010 5:27:18 PM
noble-revenue	$50.00	$50.00	7/12/2010 3:49:51 PM
KiwiElf	$25.00	$25.00	7/13/2010 12:52:54 AM
thestartuplender	$35.00	$35.00	7/12/2010 6:01:30 PM
Supernick	$30.83	$30.83	7/13/2010 2:06:48 AM
hrubinst	$25.00	$25.00	7/13/2010 2:26:57 AM
a-finance-nirvana	$25.00	$25.00	7/13/2010 2:55:24 AM
genuine-diversification5	$40.00	$40.00	7/13/2010 5:27:16 AM
kulender	$25.00	$25.00	7/13/2010 6:26:27 AM
bowdish1	$50.00	$50.00	7/13/2010 7:39:59 AM
Cai8899	$50.00	$50.00	7/13/2010 9:02:31 AM
GElender	$50.00	$50.00	7/13/2010 9:02:39 AM
munnu	$25.00	$25.00	7/13/2010 10:32:36 AM
Koorblow	$100.00	$100.00	7/13/2010 12:20:09 PM
bambampk	$25.00	$25.00	7/13/2010 11:40:04 AM
gracej	$25.00	$25.00	7/13/2010 12:45:35 PM
gavinfh	$25.00	$25.00	7/13/2010 1:53:12 PM
the-swashbuckler	$25.00	$25.00	7/13/2010 3:54:58 PM
cpblue79	$25.00	$25.00	7/13/2010 10:57:44 AM
ddog0224	$25.00	$25.00	7/13/2010 4:06:21 PM
cashasaurus0	$50.00	$50.00	7/13/2010 1:59:50 PM
market-assembler	$50.00	$50.00	7/13/2010 2:50:39 PM
BigLinCT	$25.00	$25.00	7/13/2010 4:03:36 PM
SCTrojangirl	$25.00	$25.00	7/13/2010 4:06:28 PM
magnificent-gain3	$50.00	$50.00	7/13/2010 6:04:42 PM
inspired-duty5	$50.00	$50.00	7/13/2010 7:52:48 PM
Niger07	$50.00	$50.00	7/13/2010 7:25:14 PM
don8ter	$25.00	$25.00	7/14/2010 8:52:24 AM
gnomegirl	$50.00	$50.00	7/14/2010 9:50:25 AM
nikebootie	$25.08	$25.08	7/13/2010 11:37:45 PM
first-upright-payout	$25.00	$25.00	7/14/2010 11:06:47 AM
Littlepeng	$25.00	$25.00	7/14/2010 11:18:51 AM
Galt_Capitalist	$362.00	$362.00	7/14/2010 4:10:56 PM
mmzero	$25.00	$25.00	7/14/2010 2:23:39 PM
PatRichi	$25.00	$25.00	7/14/2010 2:25:15 PM
flwah	$25.00	$25.00	7/14/2010 2:29:35 PM
kmr2	$250.00	$250.00	7/14/2010 5:13:00 PM
availableloan	$25.00	$25.00	7/14/2010 4:35:01 PM
MrBadExample	$101.00	$101.00	7/14/2010 7:54:39 PM
squid	$75.00	$75.00	7/14/2010 9:50:38 PM
neighborly-power8	$25.00	$25.00	7/14/2010 5:49:10 PM
jbadawg1017	$25.00	$25.00	7/14/2010 6:52:57 PM
Alittleluck	$25.00	$25.00	7/14/2010 7:08:24 PM
social-conductor4	$25.00	$8.67	7/15/2010 6:26:27 AM
Snoopylover	$25.00	$25.00	7/15/2010 11:07:21 AM
ttnk62918	$25.00	$25.00	7/15/2010 3:36:56 PM
jgar_O	$25.00	$25.00	7/15/2010 3:45:56 PM
friendly-money	$100.00	$100.00	7/15/2010 9:49:54 PM
bmodman	$50.00	$50.00	7/15/2010 10:13:40 PM
uvumf	$31.48	$31.48	7/15/2010 7:35:09 PM
my07ford	$25.85	$25.85	7/16/2010 1:35:47 PM
cerebral-dollar773	$50.00	$50.00	7/16/2010 11:10:34 AM
ixjoec	$28.00	$28.00	7/16/2010 1:32:37 PM
trumpeter7	$50.00	$50.00	7/16/2010 1:51:10 PM
Asparagirl	$50.00	$50.00	7/16/2010 6:42:38 PM
AaronL	$25.00	$25.00	7/16/2010 8:52:36 PM
Lender0307	$25.00	$25.00	7/16/2010 10:37:25 PM
seineil	$100.00	$100.00	7/17/2010 2:29:37 AM
cautious1	$50.00	$50.00	7/17/2010 6:13:18 AM
gothampark	$25.00	$25.00	7/17/2010 8:57:42 AM
brondero	$65.00	$65.00	7/17/2010 10:22:17 AM
entertaining-greenback2	$33.30	$33.30	7/17/2010 6:34:18 PM
dynamic-platinum	$50.00	$50.00	7/17/2010 8:00:07 PM
justin323	$25.00	$25.00	7/17/2010 9:29:18 PM
saraven01	$35.65	$35.65	7/17/2010 3:26:47 PM
Melrosian	$33.36	$33.36	7/17/2010 10:54:44 PM
studious-bonus7	$100.00	$100.00	7/12/2010 10:51:44 AM
qtmspin	$25.00	$25.00	7/12/2010 10:53:10 AM
tech310	$100.00	$100.00	7/12/2010 10:53:07 AM
anders94	$25.00	$25.00	7/12/2010 10:54:11 AM
moola-man	$30.00	$30.00	7/12/2010 10:54:39 AM
ichibon	$100.00	$100.00	7/12/2010 10:55:03 AM
Rysterola82	$25.00	$25.00	7/12/2010 10:55:50 AM
Prosp_Lender	$50.00	$50.00	7/12/2010 10:58:48 AM
RationalWorld	$25.00	$25.00	7/12/2010 10:59:46 AM
kid8549	$25.00	$25.00	7/12/2010 10:59:28 AM
treasure-hunter270	$25.00	$25.00	7/12/2010 10:52:08 AM
reward-motion	$25.00	$25.00	7/12/2010 11:00:13 AM
delicious-social132	$35.00	$35.00	7/12/2010 10:53:24 AM
FirstBank	$100.00	$100.00	7/12/2010 11:01:21 AM
Ocean713	$50.00	$50.00	7/12/2010 11:02:23 AM
special-currency6	$100.00	$100.00	7/12/2010 11:03:16 AM
Vegasjim	$25.00	$25.00	7/12/2010 10:55:17 AM
orgy63	$25.00	$25.00	7/12/2010 10:55:38 AM
Katburg	$35.00	$35.00	7/12/2010 10:56:27 AM
Tradesmanlender	$25.00	$25.00	7/12/2010 10:58:25 AM
deal-frontier	$100.00	$100.00	7/12/2010 12:19:37 PM
the-profit-oracle	$25.00	$25.00	7/12/2010 12:43:28 PM
generous-deal6	$25.00	$25.00	7/12/2010 11:00:40 AM
USFoundation	$25.00	$25.00	7/12/2010 1:02:39 PM
cyberie21	$25.00	$25.00	7/12/2010 11:07:10 AM
ccdmp2004	$25.00	$25.00	7/12/2010 1:01:26 PM
american6	$25.00	$25.00	7/12/2010 4:33:41 PM
lucrative-coin	$50.00	$50.00	7/12/2010 6:39:59 PM
best-agreement-exchanger	$25.00	$25.00	7/12/2010 7:53:19 PM
sensible-order2	$25.00	$25.00	7/12/2010 3:31:27 PM
janus_god	$25.00	$25.00	7/13/2010 2:08:25 AM
SimpleChoice	$25.00	$25.00	7/13/2010 2:58:02 AM
bchen78875	$25.00	$25.00	7/13/2010 1:43:50 AM
orderly-loot	$25.00	$25.00	7/13/2010 7:37:44 AM
Cheburashka	$25.00	$25.00	7/13/2010 7:39:44 AM
lloyd_s	$25.00	$25.00	7/13/2010 7:40:05 AM
SNH	$41.35	$41.35	7/13/2010 8:37:48 AM
blackstar	$25.00	$25.00	7/13/2010 5:02:43 AM
bodascafe	$25.00	$25.00	7/13/2010 9:46:29 AM
pnace	$35.00	$35.00	7/13/2010 10:41:41 AM
CBTW	$25.00	$25.00	7/13/2010 10:50:49 AM
Roohugger	$25.00	$25.00	7/13/2010 2:11:32 PM
kentb	$50.00	$50.00	7/13/2010 8:21:40 AM
DadWarbucks	$25.00	$25.00	7/13/2010 2:59:42 PM
Phantom99	$25.00	$25.00	7/13/2010 3:00:06 PM
money-bauble	$50.00	$50.00	7/13/2010 10:57:43 AM
workaholic68	$25.00	$25.00	7/13/2010 12:35:53 PM
agreement-sycamore	$50.00	$50.00	7/13/2010 4:06:40 PM
j2ee	$25.00	$25.00	7/13/2010 12:45:25 PM
treasure-bliss	$44.58	$44.58	7/13/2010 3:47:12 PM
teller	$25.00	$25.00	7/13/2010 3:47:16 PM
Winsten	$32.88	$32.88	7/13/2010 4:06:29 PM
principal-bull	$50.00	$50.00	7/13/2010 4:39:20 PM
Serge2005	$25.00	$25.00	7/13/2010 6:22:58 PM
reinforced-revenue069	$25.00	$25.00	7/13/2010 7:16:35 PM
Spiceyduck	$50.00	$50.00	7/13/2010 5:04:38 PM
MSME	$50.00	$50.00	7/13/2010 5:08:44 PM
golden-cat	$25.00	$25.00	7/14/2010 5:01:15 AM
Pickmar	$25.00	$25.00	7/14/2010 11:05:26 AM
MLMarine	$25.00	$25.00	7/14/2010 12:16:48 PM
Clambake	$50.00	$50.00	7/14/2010 1:49:01 PM
justice-trailblazer0	$25.00	$25.00	7/14/2010 1:54:47 PM
coin-sherpa	$25.00	$25.00	7/14/2010 12:25:38 PM
Banker7371	$25.00	$25.00	7/14/2010 3:16:48 PM
irrelevant	$25.00	$25.00	7/14/2010 2:24:51 PM
scottburger	$100.00	$100.00	7/14/2010 9:26:25 PM
Havana21	$75.00	$75.00	7/14/2010 10:51:28 PM
shellback13	$100.00	$100.00	7/14/2010 5:59:31 PM
Bio-physicist	$25.00	$25.00	7/14/2010 10:06:32 PM
SpotLending	$25.00	$25.00	7/15/2010 10:57:01 AM
screen23	$25.00	$25.00	7/15/2010 4:06:20 PM
market-pudding	$25.00	$25.00	7/15/2010 9:57:04 PM
xhrisd	$50.00	$50.00	7/16/2010 11:11:26 AM
gustavholstopus32	$25.00	$25.00	7/16/2010 10:21:32 AM
eagle1271	$25.00	$25.00	7/16/2010 3:52:57 PM
danielamity	$50.00	$50.00	7/16/2010 2:48:44 PM
AEH_Now	$25.00	$25.00	7/16/2010 5:27:00 PM
lobster	$25.00	$25.00	7/16/2010 9:30:43 PM
smk420	$25.00	$25.00	7/16/2010 9:31:22 PM
lucrative-coin	$50.00	$50.00	7/17/2010 9:56:08 AM
tenchi2777	$25.00	$25.00	7/17/2010 1:33:59 PM
sab	$25.00	$25.00	7/17/2010 3:01:04 PM
dogbait	$50.00	$50.00	7/17/2010 3:14:04 PM
b111	$100.00	$100.00	7/17/2010 1:57:27 PM
income-pillow	$500.00	$500.00	7/18/2010 5:14:32 AM
principal-bull	$25.00	$25.00	7/17/2010 5:21:47 PM
jimmer85	$30.97	$30.97	7/17/2010 6:03:05 PM
175 bids
Borrower Payment Dependent Notes Series 466194
This series of Notes was issued and sold upon the funding of the borrower loan #43509, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-19-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.68%	Starting monthly payment:	$37.11
Final lender yield:	14.99%	Final borrower rate/APR:	15.99% / 19.68%	Final monthly payment:	$35.15

Auction yield range:	7.93% - 18.90%	Estimated loss impact:	6.84%
Lender servicing fee:	1.00%	Estimated return:	8.15%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	15%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 4	Length of status:	2y 6m
Credit score:	640-659 (Jul-2010)	Total credit lines:	17	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$20,776	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	cactus551	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Free - In It For The Long Haul
Purpose of loan:
This loan will be used to? pay off credit card debt.? I've borrowed a lot in the past but have learned a lot - starting to get my house in order.?

My financial situation:
I am a good candidate for this loan because? I've never missed a payment and have always been on time.??????????????

Monthly net income: $ 3250

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 0
??Car expenses: $?0
??Utilities: $ 40
??Phone, cable, internet: $ 40
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Reliance_Banker	$25.00	$25.00	7/12/2010 4:23:34 PM
credit-panda1	$25.00	$14.58	7/14/2010 6:59:15 AM
winger66	$25.00	$25.00	7/15/2010 7:56:53 AM
thisbucksforu	$25.00	$25.00	7/16/2010 7:05:49 AM
khamlagirl	$25.00	$25.00	7/16/2010 5:09:24 PM
2seriousteachers	$25.00	$25.00	7/17/2010 8:16:17 AM
Nusk	$25.00	$25.00	7/17/2010 2:41:45 PM
hawaiitechnical	$25.00	$25.00	7/17/2010 8:06:35 PM
meggo33	$25.00	$25.00	7/17/2010 9:40:09 PM
AM2008	$25.00	$25.00	7/18/2010 8:42:49 AM
SuperInvestor82	$25.00	$25.00	7/18/2010 2:01:31 PM
gjm6d	$25.00	$25.00	7/18/2010 3:24:04 PM
patriot384	$100.00	$100.00	7/19/2010 8:45:36 AM
OZZIE1982	$25.00	$25.00	7/19/2010 9:45:32 AM
easylivin	$47.08	$47.08	7/19/2010 10:04:57 AM
Starfin-Capital-Management	$100.00	$100.00	7/19/2010 10:11:46 AM
lucrative-coin	$50.00	$50.00	7/19/2010 6:26:55 AM
wild-orange	$50.00	$50.00	7/19/2010 9:46:42 AM
jasunshine	$25.00	$25.00	7/15/2010 6:55:47 AM
Sol_Invictus	$25.00	$25.00	7/15/2010 10:31:46 AM
JaceSpade	$25.00	$25.00	7/15/2010 3:50:06 PM
precious-coin3	$25.00	$25.00	7/17/2010 9:33:44 AM
ghinga	$25.00	$25.00	7/17/2010 5:01:06 PM
Leshan	$33.33	$33.33	7/18/2010 2:42:34 PM
ray1051	$50.00	$50.00	7/19/2010 5:36:23 AM
MC7608	$40.00	$40.00	7/19/2010 7:45:31 AM
Bank_Of_XL	$25.00	$25.00	7/19/2010 8:24:57 AM
Nerdster1	$40.01	$40.01	7/19/2010 10:04:59 AM
wwwUniversal	$25.00	$25.00	7/19/2010 10:06:14 AM
29 bids
Borrower Payment Dependent Notes Series 466242
This series of Notes was issued and sold upon the funding of the borrower loan #43600, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,400.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-19-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$140.33
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$140.33

Auction yield range:	3.93% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	13%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 2	Length of status:	1y 10m
Credit score:	740-759 (Jul-2010)	Total credit lines:	17	Occupation:	Biologist
Now delinquent:	0	Revolving credit balance:	$4,414	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bonus-baker9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card
Purpose of loan:
To pay off my debt at a lower rate.

My financial situation:
I am very responsible with my payments.? I will have a stable income for the next three years, as I am a PhD graduate student and receive an annual stipend.? My stipend may be raised in the coming months, but will never decrease.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

community-pipeline8	$50.00	$50.00	7/12/2010 10:18:10 AM
kid8549	$25.00	$25.00	7/12/2010 10:18:24 AM
auction-elvis	$25.00	$25.00	7/12/2010 10:18:34 AM
trucklawyer	$25.00	$25.00	7/12/2010 10:20:46 AM
riproaringrapids	$25.00	$25.00	7/12/2010 10:24:18 AM
djh47a	$25.00	$25.00	7/12/2010 10:25:37 AM
Artist_Blue	$25.00	$25.00	7/12/2010 10:26:56 AM
kenji4861	$25.00	$25.00	7/12/2010 10:28:07 AM
Comoparklender	$30.00	$30.00	7/12/2010 10:28:17 AM
bid-czar8	$100.00	$100.00	7/12/2010 10:28:34 AM
nybanker85	$50.00	$50.00	7/12/2010 10:29:08 AM
the-transaction-stronghold	$50.00	$50.00	7/12/2010 10:29:35 AM
tekkie2412	$50.00	$50.00	7/12/2010 10:29:26 AM
jangalt	$72.00	$72.00	7/12/2010 10:29:31 AM
orgy63	$25.00	$25.00	7/12/2010 10:29:50 AM
mlopez2007	$25.00	$25.00	7/12/2010 10:30:13 AM
proper-p2p6	$100.00	$100.00	7/12/2010 10:30:41 AM
moneyfriend	$50.00	$50.00	7/12/2010 10:31:05 AM
BlindProphet	$25.00	$25.00	7/12/2010 10:31:44 AM
Preferred-Lender	$25.00	$25.00	7/12/2010 10:26:24 AM
robot81	$25.00	$25.00	7/12/2010 10:35:15 AM
dumbass	$25.00	$25.00	7/12/2010 10:37:12 AM
albatross897	$25.00	$25.00	7/12/2010 10:37:32 AM
Westerly	$50.00	$50.00	7/12/2010 10:37:53 AM
bradwill	$42.07	$42.07	7/12/2010 10:37:49 AM
SNH	$75.00	$75.00	7/12/2010 10:31:23 AM
Schuld66	$25.00	$25.00	7/12/2010 10:37:09 AM
boogaboogabooga	$25.00	$25.00	7/12/2010 10:37:17 AM
lowestghost	$25.00	$25.00	7/12/2010 10:37:39 AM
frankdelraza	$25.00	$25.00	7/12/2010 10:37:43 AM
RandyL3	$25.00	$25.00	7/12/2010 10:57:04 AM
wwwUniversal	$25.00	$25.00	7/12/2010 11:00:47 AM
Finspons	$25.00	$25.00	7/12/2010 2:43:06 PM
isfahanian	$25.00	$25.00	7/12/2010 4:52:53 PM
Pickmar	$25.00	$25.00	7/14/2010 11:07:48 AM
Furryone	$25.00	$25.00	7/14/2010 8:39:19 PM
golfreak923	$33.52	$33.52	7/15/2010 1:35:46 PM
eCapital	$25.00	$25.00	7/15/2010 4:52:07 PM
all_of_that_one	$25.00	$25.00	7/16/2010 4:11:53 AM
Cherrypicker	$45.00	$45.00	7/16/2010 11:44:46 AM
Kelor99	$25.00	$25.00	7/16/2010 12:10:53 PM
triumphant-bonus	$25.00	$25.00	7/16/2010 3:11:16 PM
JABank	$25.00	$25.00	7/16/2010 5:00:21 PM
khamlagirl	$25.00	$25.00	7/16/2010 5:09:52 PM
smk420	$25.00	$25.00	7/16/2010 9:33:07 PM
invest0808	$50.00	$50.00	7/17/2010 4:18:43 AM
JerryB96	$25.00	$25.00	7/17/2010 8:34:04 AM
availableloan	$25.00	$25.00	7/16/2010 9:28:03 PM
JaceSpade	$25.00	$25.00	7/17/2010 2:14:08 PM
jwood3030	$30.18	$30.18	7/18/2010 10:52:21 AM
NYCLAIMSGUY	$25.00	$25.00	7/18/2010 4:58:41 AM
martymaniaman	$25.00	$25.00	7/19/2010 5:22:42 AM
ray1051	$50.00	$50.00	7/19/2010 5:38:39 AM
qkinger	$50.00	$50.00	7/19/2010 8:20:56 AM
RIVERHTS	$50.00	$50.00	7/19/2010 8:52:53 AM
lender-E	$25.00	$25.00	7/19/2010 9:40:36 AM
HomerdohNY	$25.00	$25.00	7/19/2010 5:07:26 AM
credit-coach118	$25.00	$25.00	7/19/2010 9:02:04 AM
dlshap	$25.00	$25.00	7/12/2010 10:18:50 AM
Ocean713	$50.00	$50.00	7/12/2010 10:23:06 AM
Breakfast_Gypsy	$25.00	$25.00	7/12/2010 10:25:34 AM
Rysterola82	$25.00	$25.00	7/12/2010 10:27:32 AM
rmachi	$25.00	$25.00	7/12/2010 10:27:14 AM
simplelender80	$100.00	$100.00	7/12/2010 10:29:20 AM
tntmojave	$25.00	$25.00	7/12/2010 10:30:27 AM
interest-jedi0	$50.00	$50.00	7/12/2010 10:30:20 AM
meenan	$25.00	$25.00	7/12/2010 10:30:49 AM
DonaldColorado	$25.00	$25.00	7/12/2010 10:23:14 AM
important-ore	$100.00	$100.00	7/12/2010 10:26:32 AM
blukestrel	$25.00	$25.00	7/12/2010 10:37:05 AM
johannesfactotum	$25.00	$25.00	7/12/2010 10:37:07 AM
social-comet7	$25.00	$25.00	7/12/2010 10:36:54 AM
Natronpee	$25.00	$25.00	7/12/2010 10:37:29 AM
peace-cadence	$25.00	$25.00	7/12/2010 10:37:34 AM
Nco	$25.00	$25.00	7/12/2010 10:37:14 AM
DeathScythe676	$25.00	$25.00	7/12/2010 10:37:19 AM
NJNY	$25.00	$25.00	7/12/2010 10:37:23 AM
Zoomie	$25.00	$25.00	7/12/2010 10:37:45 AM
ADenny	$25.00	$25.00	7/12/2010 10:38:04 AM
L-vex	$25.00	$25.00	7/12/2010 10:38:11 AM
rose88	$25.00	$25.00	7/12/2010 10:38:08 AM
Hutpit	$30.90	$12.38	7/12/2010 10:38:31 AM
successful-euro	$50.00	$50.00	7/12/2010 10:29:14 AM
loot-heart	$50.00	$50.00	7/12/2010 10:29:43 AM
treasure-hunter270	$25.00	$25.00	7/12/2010 10:30:02 AM
inspired-contract9	$50.00	$50.00	7/12/2010 10:30:33 AM
alpinaut	$25.00	$25.00	7/12/2010 10:30:56 AM
jengachamp	$25.00	$25.00	7/12/2010 10:31:15 AM
commerce-voyager	$25.00	$25.00	7/12/2010 10:31:19 AM
discrete-asset	$25.00	$25.00	7/12/2010 10:31:33 AM
bchen78875	$50.00	$50.00	7/12/2010 10:32:06 AM
blue-useful-auction	$25.00	$25.00	7/12/2010 10:45:08 AM
jazzlender	$25.00	$25.00	7/12/2010 10:34:50 AM
Veridic	$25.00	$25.00	7/12/2010 10:37:16 AM
amijo	$31.71	$31.71	7/12/2010 10:37:20 AM
Investitall	$25.00	$25.00	7/12/2010 10:37:26 AM
keydet99	$25.00	$25.00	7/12/2010 10:37:31 AM
BMP	$25.00	$25.00	7/12/2010 10:37:36 AM
stensonb	$25.00	$25.00	7/12/2010 10:37:41 AM
pseudokris	$25.00	$25.00	7/12/2010 10:37:48 AM
pipopirate	$25.00	$25.00	7/12/2010 10:38:00 AM
turbospeed	$25.00	$25.00	7/12/2010 10:40:18 AM
market-assembler	$50.00	$50.00	7/13/2010 2:50:36 PM
bondhedger	$25.00	$25.00	7/14/2010 12:33:58 PM
outofoffice	$50.00	$50.00	7/14/2010 2:00:57 PM
bornsucka	$25.00	$25.00	7/14/2010 4:42:11 PM
Lender0307	$25.00	$25.00	7/14/2010 10:14:14 PM
lostperception	$26.70	$26.70	7/15/2010 11:25:09 AM
ethicalhumanist	$25.00	$25.00	7/15/2010 1:43:24 PM
FundMaker	$25.00	$25.00	7/15/2010 11:18:44 PM
SCD	$25.00	$25.00	7/15/2010 7:59:28 PM
market-pudding	$25.00	$25.00	7/15/2010 10:20:12 PM
crdcteng	$25.00	$25.00	7/16/2010 6:34:33 PM
icanhelpyouout	$25.00	$25.00	7/16/2010 8:25:31 PM
joetrish	$87.44	$87.44	7/16/2010 9:17:51 PM
myidear	$25.00	$25.00	7/17/2010 1:43:41 AM
bkb7484	$25.00	$25.00	7/17/2010 3:19:32 AM
lawndude16	$25.00	$25.00	7/16/2010 5:42:27 PM
1SteelerFan	$35.00	$35.00	7/17/2010 12:02:49 PM
BankofBeth	$25.00	$25.00	7/17/2010 9:32:55 AM
Lo0se_mo0se	$25.00	$25.00	7/18/2010 2:49:13 AM
Richmp412	$25.00	$25.00	7/18/2010 10:05:51 AM
eddievegas415	$50.00	$50.00	7/17/2010 6:55:48 PM
doopers	$25.00	$25.00	7/18/2010 5:16:39 PM
Manta_Rai	$25.00	$25.00	7/18/2010 12:37:07 PM
emunah6	$25.00	$25.00	7/18/2010 12:39:04 PM
Grandmahoneybee	$29.00	$29.00	7/18/2010 1:36:32 PM
LendToCause	$25.00	$25.00	7/18/2010 8:21:47 PM
BlessedEveryDay	$25.00	$25.00	7/19/2010 5:04:08 AM
friendinmoney	$25.00	$25.00	7/19/2010 10:13:10 AM
NELI	$100.00	$100.00	7/19/2010 9:59:45 AM
StocksMan	$50.00	$50.00	7/19/2010 10:13:04 AM
132 bids
Borrower Payment Dependent Notes Series 466526
This series of Notes was issued and sold upon the funding of the borrower loan #43515, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-15-2010
				Auction end date:	Jul-20-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$101.06
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$101.06

Auction yield range:	10.93% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1993	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	2y 5m
Credit score:	680-699 (Jul-2010)	Total credit lines:	19	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$10,133	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	alluring-compassion7	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying A Medical Bill b-4 collectio
Purpose of loan:
This loan will be used to? I have a medical bill that I have been paying on diligently. I?was sent?a "final notice" in the mail much to my surprise. I called to discuss with them. They are firm in moving my payment up to $406.00 per month. I can not afford that. I HAVE to avoid collections as one of my employment rules is maintaining a good credit report.

My financial situation:
I am a good candidate for this loan because? I have been paying $100.00 a month all along and am able to continue doing so for whoever can borrow me these funds.

Monthly net income: $ 3850.00

Monthly expenses: $
??Housing: $ 1282
??Insurance: $ 100
??Car expenses: $ 250
??Utilities: $ 125
??Phone, cable, internet: $ 65
??Food, entertainment: $ 50
??Clothing, household expenses $
??Credit cards and other loans: $?438
??Other expenses: $ 1114
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Entejaeger	$25.00	$25.00	7/15/2010 4:32:04 PM
Comoparklender	$40.00	$40.00	7/15/2010 4:34:09 PM
Wellman	$100.00	$100.00	7/15/2010 4:35:27 PM
Ocean713	$50.00	$50.00	7/15/2010 4:36:34 PM
zone8	$100.00	$100.00	7/15/2010 4:36:09 PM
generous-deal6	$25.00	$25.00	7/15/2010 4:37:00 PM
nybanker85	$50.00	$50.00	7/15/2010 4:39:00 PM
moola-man	$25.00	$25.00	7/15/2010 4:41:27 PM
Pman	$25.00	$25.00	7/15/2010 4:42:23 PM
ferocious-exchange3	$25.00	$25.00	7/15/2010 4:41:58 PM
simplelender80	$50.00	$50.00	7/15/2010 4:42:10 PM
first-upright-payout	$25.00	$25.00	7/15/2010 4:43:05 PM
top-courteous-peso	$25.00	$25.00	7/15/2010 4:44:40 PM
seisen	$50.00	$50.00	7/15/2010 4:34:32 PM
kidsskipp	$25.00	$25.00	7/15/2010 4:35:52 PM
payment-gusto	$25.00	$25.00	7/15/2010 4:39:11 PM
wwwUniversal	$25.00	$25.00	7/15/2010 4:49:40 PM
rescue	$100.00	$100.00	7/15/2010 4:41:29 PM
RMB-Investments	$25.00	$25.00	7/15/2010 4:41:54 PM
thestartuplender	$35.00	$35.00	7/15/2010 4:42:01 PM
soulful-truth	$1,000.00	$375.00	7/15/2010 4:43:09 PM
ttnk62918	$25.00	$25.00	7/16/2010 12:42:41 PM
yons88	$30.00	$30.00	7/16/2010 10:34:29 PM
wonder3	$25.00	$25.00	7/17/2010 6:37:27 PM
AlexTrep	$25.00	$25.00	7/18/2010 10:31:05 AM
caddy5662	$25.00	$25.00	7/19/2010 12:20:51 PM
precious-coin3	$25.00	$25.00	7/19/2010 4:28:14 PM
turbobunny	$50.00	$50.00	7/19/2010 9:47:45 PM
AF-Chief	$28.00	$28.00	7/15/2010 4:34:26 PM
successful-euro	$40.00	$40.00	7/15/2010 4:35:01 PM
Buffer10	$100.00	$100.00	7/15/2010 4:35:33 PM
circuitfive	$25.00	$25.00	7/15/2010 4:35:37 PM
FASTIZIO_P	$27.00	$27.00	7/15/2010 4:36:22 PM
yeti888	$25.00	$25.00	7/15/2010 4:35:49 PM
special-currency6	$50.00	$50.00	7/15/2010 4:36:40 PM
loyalist1	$50.00	$50.00	7/15/2010 4:37:06 PM
villagers	$25.00	$25.00	7/15/2010 4:39:03 PM
sweetlan	$25.00	$25.00	7/15/2010 4:39:07 PM
authoritative-platinum7	$25.00	$25.00	7/15/2010 4:39:23 PM
first-restless-payout	$50.00	$50.00	7/15/2010 4:39:17 PM
brother_tam	$50.00	$50.00	7/15/2010 4:41:51 PM
thedreamer	$25.00	$25.00	7/15/2010 4:41:22 PM
personal-lender	$25.00	$25.00	7/15/2010 4:42:17 PM
enthusiastic-balance5	$50.00	$50.00	7/15/2010 4:41:42 PM
kmr2	$100.00	$100.00	7/15/2010 4:41:45 PM
currency-sergeant	$25.00	$25.00	7/15/2010 4:32:25 PM
Kreditorium	$25.00	$25.00	7/15/2010 4:35:56 PM
Whipster	$50.00	$50.00	7/15/2010 4:50:39 PM
SolarMoonshine	$25.00	$25.00	7/15/2010 5:18:41 PM
tech310	$75.00	$75.00	7/15/2010 4:42:07 PM
S-Master	$25.00	$25.00	7/15/2010 4:44:58 PM
mercuriant	$25.00	$25.00	7/15/2010 4:46:49 PM
mammalian4	$50.00	$50.00	7/19/2010 2:41:48 PM
Megaton	$25.00	$25.00	7/19/2010 6:15:43 PM
exchange-cowbell5	$25.00	$25.00	7/19/2010 7:38:01 PM
55 bids
Borrower Payment Dependent Notes Series 466676
This series of Notes was issued and sold upon the funding of the borrower loan #43506, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-16-2010
				Auction end date:	Jul-16-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$121.27
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$121.27

Auction yield range:	10.93% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1988	Debt/Income ratio:	14%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	0y 4m
Credit score:	720-739 (Jul-2010)	Total credit lines:	19	Occupation:	Accountant/CPA
Now delinquent:	2	Revolving credit balance:	$613	Stated income:	$25,000-$49,999
Amount delinquent:	$152	Bankcard utilization:	9%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	45
Screen name:	five-star-funds1	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Root Canal
Purpose of loan:
This loan will be used to fix my teeth

My financial situation:
I am a good candidate for this loan because my credit and intentions/ability to pay are much better than my rating. Any delinquencies happened 6+ years ago or are incorrectly listed on my report. My job is new but solid. My teeth really need work and I have to pay up front.

I also would like to use a small portion to pay down high interest debt.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 600
??Insurance: $ 40
??Car expenses: $0
??Utilities: $ 40
??Phone, cable, internet: $50
??Food, entertainment: $ 500
??Clothing, household expenses $200
??Credit cards and other loans: $ 800
??Other expenses: $ remaining
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

InvestorPartners	$25.00	$25.00	7/16/2010 4:57:38 PM
fortress767	$25.00	$25.00	7/16/2010 4:57:04 PM
responsive-rate884	$25.00	$25.00	7/16/2010 4:57:42 PM
Comoparklender	$25.00	$25.00	7/16/2010 5:11:33 PM
bullish2bearish	$35.00	$35.00	7/16/2010 5:01:12 PM
Buffer10	$100.00	$100.00	7/16/2010 5:13:59 PM
zone8	$100.00	$100.00	7/16/2010 5:14:24 PM
generous-deal6	$25.00	$25.00	7/16/2010 5:14:46 PM
punctual-kindness3	$25.00	$25.00	7/16/2010 5:10:07 PM
first-restless-payout	$50.00	$50.00	7/16/2010 5:15:25 PM
rlgnyc	$39.04	$39.04	7/16/2010 5:11:16 PM
successful-euro	$30.00	$30.00	7/16/2010 5:11:41 PM
cash-spark3	$25.00	$25.00	7/16/2010 5:12:36 PM
tech310	$75.00	$75.00	7/16/2010 5:17:21 PM
FASTIZIO_P	$27.00	$27.00	7/16/2010 5:14:26 PM
Ocean713	$50.00	$50.00	7/16/2010 5:14:36 PM
authoritative-platinum7	$25.00	$25.00	7/16/2010 5:15:34 PM
kmr2	$100.00	$100.00	7/16/2010 5:16:58 PM
gelidfrank	$25.00	$25.00	7/16/2010 4:57:07 PM
transaction-aggregator7	$25.00	$25.00	7/16/2010 4:57:36 PM
worth-jedi5	$25.00	$25.00	7/16/2010 4:59:13 PM
pixeldave	$50.00	$50.00	7/16/2010 5:01:25 PM
AF-Chief	$28.00	$28.00	7/16/2010 5:11:38 PM
wwwUniversal	$25.00	$25.00	7/16/2010 5:24:33 PM
Wellman	$100.00	$100.00	7/16/2010 5:13:56 PM
kidsskipp	$25.00	$25.00	7/16/2010 5:14:14 PM
villagers	$25.00	$25.00	7/16/2010 5:15:14 PM
rescue	$100.00	$100.00	7/16/2010 5:16:47 PM
soulful-truth	$1,000.00	$841.34	7/16/2010 5:18:25 PM
top-courteous-peso	$25.00	$25.00	7/16/2010 5:26:09 PM
greenback-amplifier	$25.00	$25.00	7/16/2010 4:57:52 PM
DeutscheBank	$25.00	$25.00	7/16/2010 4:58:13 PM
Schu	$50.00	$50.00	7/16/2010 5:00:26 PM
aFro	$25.00	$25.00	7/16/2010 5:07:28 PM
AlexTrep	$25.00	$25.00	7/16/2010 4:57:11 PM
MoneyMA	$25.00	$25.00	7/16/2010 4:57:26 PM
persistent-basis8	$25.00	$25.00	7/16/2010 4:57:47 PM
versatile-platinum4	$25.00	$25.00	7/16/2010 5:08:45 PM
picklesforarthur	$25.00	$25.00	7/16/2010 5:09:23 PM
RMB-Investments	$25.00	$25.00	7/16/2010 5:17:06 PM
personal-lender	$25.00	$25.00	7/16/2010 5:17:29 PM
Pman	$25.00	$25.00	7/16/2010 5:17:38 PM
special-currency6	$50.00	$50.00	7/16/2010 5:14:39 PM
first-upright-payout	$25.00	$25.00	7/16/2010 5:18:21 PM
sweetlan	$25.00	$25.00	7/16/2010 5:15:17 PM
brother_tam	$50.00	$50.00	7/16/2010 5:17:02 PM
thestartuplender	$35.00	$35.00	7/16/2010 5:17:17 PM
piter-to-la-investment	$25.00	$25.00	7/16/2010 4:57:01 PM
IIP77	$25.00	$25.00	7/16/2010 4:57:13 PM
asiaratt	$38.42	$38.42	7/16/2010 4:57:45 PM
ThatDanGuy	$30.00	$30.00	7/16/2010 4:59:17 PM
gotyourgear	$25.00	$25.00	7/16/2010 5:10:09 PM
payment-gusto	$25.00	$25.00	7/16/2010 5:15:21 PM
Sateesh	$46.20	$46.20	7/16/2010 5:15:35 PM
thedreamer	$25.00	$25.00	7/16/2010 5:16:41 PM
enthusiastic-balance5	$50.00	$50.00	7/16/2010 5:16:55 PM
ferocious-exchange3	$25.00	$25.00	7/16/2010 5:17:12 PM
simplelender80	$50.00	$50.00	7/16/2010 5:17:25 PM
reflective-rupee	$25.00	$25.00	7/16/2010 7:33:47 PM
59 bids
Borrower Payment Dependent Notes Series 466708
This series of Notes was issued and sold upon the funding of the borrower loan #43494, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-15-2010
				Auction end date:	Jul-15-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$226.18

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1988	Debt/Income ratio:	29%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	15 / 13	Length of status:	2y 7m
Credit score:	660-679 (Jul-2010)	Total credit lines:	53	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$35,760	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	JUDAS	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	600-619 (Aug-2008)
Principal balance:	$1,542.12	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Vehicle Repairs
My wife and I are needing to get?my truck repaired. We both are employed, I have listed only my income in the application per her request, if needed I can list hers.?We pay all our bills on time, we have had to use credit more than I would like to due to getting caught with unforeseen expenses like this one. I'm retired from the military so I get guaranteed income every month for the rest of my life?and that yearly income?is included in my income. I know that the interest rate is really high to borrow money, but it's just a lump we will have to take for now to avoid not having both vehicles running.

THIS LOAN WILL BE FUNDED 100% BY FRIENDS OF MINE.?I APPRECIATE YOUR CONSIDERATION FOR BIDDING ON THIS LOAN BUT I RESPECTFULLY REQUEST THAT NO ONE ELSE BID ON THIS LOAN. I WILL UNFORTUNATELY WITHDRAW THE LOAN IF BIDS ARE RECEIVED FROM PEOPLE OTHER THAN MY FRIENDS.
THANK YOU
Information in the Description is not verified.
Friends And Family Winning Bids
julian_rojas72 has bid a total of $4,428.00 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: I hope you don't take offense to my bidding, I bid on your last two listings as well. You seem like a good risk, and your friends bid did not complete the loan to 100%. I would like to help. - Kash2010lu
A: No offense taken, I thought another friend would be bidding but he can't. So feel free to bid if you like, I also didn't mean to come off in the wrong way and offend anyone. I wish I could remove part of what I wrote. Thanks Again, and I appreciate your consideration. (Jul-15-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

usedtoborrow	$50.00	$50.00	7/15/2010 4:38:08 PM
twjh	$25.00	$25.00	7/15/2010 7:27:49 PM
new-smart-fund	$26.47	$26.47	7/15/2010 7:27:21 PM
Sudoku	$155.87	$155.87	7/15/2010 7:27:58 PM
Kash2010lu	$100.00	$100.00	7/15/2010 8:52:03 PM
julian_rojas72	$4,428.00	$4,428.00	7/15/2010 7:24:10 PM
alexgalt	$100.00	$100.00	7/15/2010 7:26:59 PM
Kash2010lu	$75.00	$75.00	7/15/2010 7:44:09 PM
Legally_Blonde	$97.05	$14.66	7/15/2010 8:50:39 PM
Kash2010lu	$25.00	$25.00	7/15/2010 7:51:22 PM
10 bids
Borrower Payment Dependent Notes Series 466748
This series of Notes was issued and sold upon the funding of the borrower loan #43583, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,750.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-19-2010
				Auction end date:	Jul-20-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$64.95
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$64.95

Auction yield range:	7.93% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2005	Debt/Income ratio:	18%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 13	Length of status:	4y 6m
Credit score:	640-659 (Jul-2010)	Total credit lines:	20	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$4,160	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	techie102	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	22 ( 88% )	640-659 (Latest)
Principal borrowed:	$3,750.00	< 31 days late:	3 ( 12% )	640-659 (Jun-2010) 660-679 (Mar-2008) 620-639 (Jan-2008) 620-639 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
Business Growth - Web Marketing
Purpose of loan:
The purpose of this loan is to invest in marketing and to acquire new clients for my growing web marketing company.

Business Details
My business provides services to corporations, non-profits, and marketing agencies. Your support will directly impact my ability to meet my present obligations and move forward with more sales.

Financial Situation
I have paid every lender payment and in good standing with all (car loan, equipment leases, cell phone bill, rent, college loans). I have a low 18% DTI ratio. My two previous Prosper loans have both been paid off in full. I will do the same with this loan.

Education & Experience:
I completed my B.B.A. degree in Entrepreneurship at an accredited 4-year, Division I university. I began making web sites at age 11, generating cash flow by 15, with continued annual growth. Repayment Plan:
Payments will be made on time. To repay this loan I will use our existing contracts. If the business grows substantially, monthly payment amounts may be increased. Monthly Income = $4,000.00Monthly Expenses
Living Expenses= $900
Office = $500
Auto/Travel = $500
College loan: $600
Business: $1,000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Cheburashka	$25.00	$25.00	7/19/2010 4:54:11 PM
restless-fund5	$25.00	$25.00	7/19/2010 4:54:27 PM
teller	$25.00	$25.00	7/19/2010 4:54:24 PM
rescue	$50.00	$50.00	7/19/2010 5:16:43 PM
studious-bonus7	$100.00	$100.00	7/19/2010 5:18:44 PM
personal-lender	$25.00	$25.00	7/19/2010 5:18:49 PM
successful-euro	$50.00	$50.00	7/19/2010 5:09:51 PM
maldok1	$25.00	$25.00	7/19/2010 5:24:35 PM
ichibon	$100.00	$100.00	7/19/2010 5:19:56 PM
kulender	$25.00	$25.00	7/19/2010 5:20:43 PM
munnu	$25.00	$25.00	7/19/2010 5:21:06 PM
aurorafinancial	$50.00	$50.00	7/19/2010 5:24:10 PM
thorough-exchange4	$25.00	$25.00	7/19/2010 5:24:58 PM
Artist_Blue	$25.00	$25.00	7/19/2010 8:01:41 PM
Fiimg	$50.00	$50.00	7/19/2010 5:26:14 PM
diplomatic-wealth7	$25.00	$25.00	7/19/2010 5:27:07 PM
Goodlender42	$25.00	$25.00	7/19/2010 6:46:26 PM
ttnk62918	$25.00	$25.00	7/20/2010 5:57:22 AM
Bank_Of_XL	$25.00	$25.00	7/20/2010 8:12:11 AM
wwwUniversal	$25.00	$25.00	7/20/2010 11:21:28 AM
captainzero	$50.00	$50.00	7/20/2010 9:08:40 AM
EngineersAlliance	$150.00	$150.00	7/20/2010 11:28:12 AM
life-is-great	$25.00	$25.00	7/19/2010 4:54:22 PM
nybanker85	$50.00	$50.00	7/19/2010 4:54:09 PM
tech310	$100.00	$100.00	7/19/2010 5:16:08 PM
ray1051	$25.00	$25.00	7/19/2010 5:16:16 PM
qtmspin	$25.00	$25.00	7/19/2010 5:19:17 PM
the-silver-blaster	$50.00	$50.00	7/19/2010 5:20:26 PM
Koorblow	$100.00	$100.00	7/19/2010 5:21:28 PM
loyalist1	$100.00	$100.00	7/19/2010 5:14:17 PM
icon688	$25.00	$25.00	7/19/2010 5:28:26 PM
anders94	$25.00	$25.00	7/19/2010 5:19:29 PM
zorg77	$25.00	$25.00	7/19/2010 5:30:29 PM
bchen78875	$25.00	$25.00	7/20/2010 1:35:58 AM
line6owner	$28.03	$28.03	7/20/2010 3:57:08 AM
Onlyhappycustomers	$25.00	$25.00	7/19/2010 7:08:57 PM
mpactlender	$25.00	$16.97	7/20/2010 6:48:08 AM
the-profit-oracle	$25.00	$25.00	7/20/2010 1:53:51 AM
credit-panda1	$25.00	$25.00	7/20/2010 12:01:28 PM
1-HARD-HEAD	$75.00	$75.00	7/20/2010 12:04:31 PM
NickRac	$30.00	$30.00	7/20/2010 7:59:50 AM
41 bids
Borrower Payment Dependent Notes Series 467082
This series of Notes was issued and sold upon the funding of the borrower loan #43497, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-16-2010
				Auction end date:	Jul-16-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$226.18

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1989	Debt/Income ratio:	28%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	16 / 15	Length of status:	6y 9m
Credit score:	680-699 (Jul-2010)	Total credit lines:	43	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$93,000	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	dalres882208	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	14 ( 100% )	680-699 (Latest)
Principal borrowed:	$27,000.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2009) 660-679 (Jan-2007)
Principal balance:	$1,557.32	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
Home Improvment Loan
Purpose of loan:
Perform some renovations in my home so I can bring a roommate on board to share household expenses.

My financial situation:
I am a good candidate for this loan because although I carry a large amount of debt, I make an excellent salary, have been employed with the same company for almost 7 years, and I have zero late payments in my credit history. I also have an excellent, established track record with Prosper.
Monthly net income: $ 10,000

Monthly expenses: $
??Housing: $?2,600
??Insurance: $ 200
??Car expenses: $ 500
??Utilities: $ 300
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 2,000
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

usedtoborrow	$50.00	$50.00	7/16/2010 5:15:00 PM
ekmendenhall	$35.00	$35.00	7/16/2010 5:22:41 PM
JustMee	$25.00	$25.00	7/16/2010 6:42:20 PM
houli123	$4,900.00	$4,890.00	7/16/2010 9:39:39 PM
4 bids
Borrower Payment Dependent Notes Series 467272
This series of Notes was issued and sold upon the funding of the borrower loan #43512, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-19-2010
				Auction end date:	Jul-20-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$121.27
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$121.27

Auction yield range:	10.93% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2001	Debt/Income ratio:	8%
Basic (1-10):	7	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 3	Length of status:	7y 6m
Credit score:	660-679 (Jul-2010)	Total credit lines:	14	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$1,430	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	28%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	38
Screen name:	income-mate	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help us fix up our new home!
Purpose of loan:
This loan will be used?to fix up our new home. My fiance and I just closed escrow on our first home on June 16th?and there are lots of things to take care of around the house. We need a new toilet, the backyard needs to be re-done so that our two little dogs can safely be in the backyard, and we want to be able to create a loving, safe home for the family that we want to start within the next year.

Your help will be greatly appreciated!

My financial situation:
I am a good candidate for this loan because?my fiance and I?have?stable jobs with stable income. My bills are paid on time every month and this loan will be paid, ON TIME, every month as well.

We are good, honest people just trying to live out the american dream and build a home for our growing family.

When I was younger I made a few financial mistakes which explains the delinquencies listed above?but I have spent the last 4 years trying to build everything back up. I am constantly?finding that because of my past mistakes it is difficult for me to finance certain things. But hey, I must be doing something right if I was able to purchase a home, right??

I can guarantee that my payments will be made on time, every month. Please help me out so that I can prove myself and so that we can fix up our home.

Thank you!

Monthly net income: $ 4200.00

Monthly expenses: $ 2575.00
??Housing: $ 1300.00
??Insurance: $ 150.00
??Car expenses: $ 200 for gas (I commute with co-worker)
??Utilities: $ 100
??Phone, cable, internet: $ 75
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 250
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

MissionMicroFinance	$25.00	$25.00	7/19/2010 5:02:00 PM
speedy-point	$25.00	$25.00	7/19/2010 5:02:24 PM
DreDub	$50.00	$50.00	7/19/2010 5:04:48 PM
randsenterprise	$25.00	$25.00	7/19/2010 5:04:28 PM
fuzed	$30.00	$30.00	7/19/2010 5:07:04 PM
MONEYMATCH	$25.00	$25.00	7/19/2010 5:07:17 PM
radforj22	$25.00	$25.00	7/19/2010 5:08:56 PM
successful-euro	$40.00	$40.00	7/19/2010 5:08:46 PM
Sam65	$25.00	$25.00	7/19/2010 5:09:13 PM
moola-man	$25.00	$25.00	7/19/2010 5:10:03 PM
rdecartus	$25.00	$25.00	7/19/2010 5:11:08 PM
head	$25.00	$25.00	7/19/2010 5:11:34 PM
piter-to-la-investment	$25.00	$25.00	7/19/2010 5:11:52 PM
SNH	$75.00	$75.00	7/19/2010 5:10:55 PM
purdue98	$25.00	$25.00	7/19/2010 5:12:09 PM
kid8549	$25.00	$25.00	7/19/2010 5:11:10 PM
bullish2bearish	$35.00	$35.00	7/19/2010 5:12:49 PM
worth-jedi5	$25.00	$25.00	7/19/2010 5:12:21 PM
Schu	$50.00	$50.00	7/19/2010 5:12:31 PM
zone8	$100.00	$100.00	7/19/2010 5:14:49 PM
generous-deal6	$25.00	$25.00	7/19/2010 5:15:02 PM
ChuckieG	$50.00	$50.00	7/19/2010 5:14:04 PM
BadgerWI	$25.00	$25.00	7/19/2010 5:01:51 PM
first-restless-payout	$50.00	$50.00	7/19/2010 5:15:34 PM
Sateesh	$100.00	$100.00	7/19/2010 5:15:44 PM
lowrate	$25.00	$25.00	7/19/2010 5:02:40 PM
Artist_Blue	$25.00	$25.00	7/19/2010 5:04:58 PM
enthusiastic-balance5	$50.00	$11.87	7/19/2010 5:17:54 PM
greenwell	$25.00	$25.00	7/19/2010 5:06:04 PM
slojudy	$25.00	$25.00	7/19/2010 5:06:10 PM
108lender	$75.00	$75.00	7/19/2010 5:06:33 PM
jlr613	$25.00	$25.00	7/19/2010 5:07:15 PM
Comoparklender	$25.00	$25.00	7/19/2010 5:07:36 PM
seisen	$50.00	$50.00	7/19/2010 5:08:32 PM
eronyc	$25.00	$25.00	7/19/2010 5:10:01 PM
Vreet	$25.00	$25.00	7/19/2010 5:10:42 PM
dedicated-diversification5	$100.00	$100.00	7/19/2010 5:12:12 PM
Wellman	$100.00	$100.00	7/19/2010 5:14:36 PM
Ocean713	$50.00	$50.00	7/19/2010 5:14:57 PM
loyalist1	$50.00	$50.00	7/19/2010 5:15:03 PM
rescue	$100.00	$100.00	7/19/2010 5:17:48 PM
wwwUniversal	$25.00	$25.00	7/19/2010 5:24:01 PM
exchange-cowbell5	$25.00	$25.00	7/19/2010 7:43:51 PM
asset-professor	$25.00	$25.00	7/19/2010 5:02:51 PM
PRGuyinVA	$25.00	$25.00	7/19/2010 5:04:12 PM
noble-revenue	$82.45	$82.45	7/19/2010 5:06:26 PM
Gixxer600	$25.00	$25.00	7/19/2010 5:07:29 PM
gizzywump	$25.00	$25.00	7/19/2010 5:07:12 PM
AF-Chief	$28.00	$28.00	7/19/2010 5:08:29 PM
logical-loyalty0	$25.00	$25.00	7/19/2010 5:10:08 PM
rvfbroker	$25.00	$25.00	7/19/2010 5:10:47 PM
momoney2lend	$25.00	$25.00	7/19/2010 5:10:06 PM
gulch	$25.00	$25.00	7/19/2010 5:11:06 PM
revenue-channel8	$25.00	$25.00	7/19/2010 5:10:40 PM
gelidfrank	$25.00	$25.00	7/19/2010 5:11:57 PM
xzec777	$25.00	$25.00	7/19/2010 5:11:07 PM
ThatDanGuy	$30.00	$30.00	7/19/2010 5:12:23 PM
pixeldave	$50.00	$50.00	7/19/2010 5:12:52 PM
Buffer10	$100.00	$100.00	7/19/2010 5:14:37 PM
punctual-kindness3	$25.00	$25.00	7/19/2010 5:13:41 PM
villagers	$25.00	$25.00	7/19/2010 5:15:28 PM
sweetlan	$25.00	$25.00	7/19/2010 5:15:29 PM
payment-gusto	$25.00	$25.00	7/19/2010 5:15:31 PM
authoritative-platinum7	$25.00	$25.00	7/19/2010 5:15:42 PM
lagnisiruk	$25.00	$25.00	7/19/2010 5:06:15 PM
thedreamer	$25.00	$25.00	7/19/2010 5:17:44 PM
saffron4	$25.00	$25.00	7/19/2010 5:07:08 PM
thorough-exchange4	$25.00	$25.00	7/19/2010 5:09:08 PM
clean-pound2	$40.68	$40.68	7/19/2010 5:09:58 PM
inspiring-reward	$150.00	$150.00	7/19/2010 5:10:44 PM
Havana21	$25.00	$25.00	7/19/2010 5:10:59 PM
MoneyMA	$25.00	$25.00	7/19/2010 5:12:00 PM
versatile-platinum4	$25.00	$25.00	7/19/2010 5:13:24 PM
picklesforarthur	$25.00	$25.00	7/19/2010 5:13:35 PM
jonbozeman	$25.00	$25.00	7/19/2010 5:14:12 PM
cash-spark3	$25.00	$25.00	7/19/2010 5:14:23 PM
kidsskipp	$25.00	$25.00	7/19/2010 5:14:46 PM
FASTIZIO_P	$27.00	$27.00	7/19/2010 5:14:51 PM
special-currency6	$50.00	$50.00	7/19/2010 5:14:59 PM
S-Master	$25.00	$25.00	7/19/2010 5:27:17 PM
80 bids
Borrower Payment Dependent Notes Series 464915
This series of Notes was issued and sold upon the funding of the borrower loan #43588, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,460.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$246.99
Final lender yield:	31.00%	Final borrower rate/APR:	32.00% / 34.41%	Final monthly payment:	$237.81

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	19.82%
Lender servicing fee:	1.00%	Estimated return:	11.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1978	Debt/Income ratio:	6%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	26y 6m
Credit score:	640-659 (Jul-2010)	Total credit lines:	38	Occupation:	Analyst
Now delinquent:	11	Revolving credit balance:	$3,546	Stated income:	$75,000-$99,999
Amount delinquent:	$3,555	Bankcard utilization:	104%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	22
Screen name:	ruffid00	Borrower's state:	Pennsylvania	Borrower's group:	VETTED BORROWERS
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Debt for Interest Relie
Purpose of Loan: Consolidate three distressing payday loans, a private note coming due, and my highest rate credit card.? This will save me $1,117/mo, put my budget back on track, allow me to satisfy all obligations and resume my debt pay-down.

Employment and Income: Very stable.? I am single, age 51, with comfortable income and excellent job security.? I am Operations Analyst for the nation's leading diagnostic testing and health services company.? Both corporate identity and my duties evolved over the 26 years I have been there. I began working in our new corporate data center in 2003.

My Financial Situation: Unpleasant.? I was rolling along, spending a little more and borrowing a little more as I went, but always paying extra on everything.? Then last December a $1,025 car maint/repair bill tripped me up so I went to a payday shop for a quick fix and now I can't get away. Their exorbitant interest caught me off guard.? The situation has snowballed into 3 payday traps plus 2 private loans to feed them.? I need a permanent solution, Prosper is it.?

Monthly expenses: Please refer to my member page for a detailed breakdown.
Information in the Description is not verified.
Friends And Family Winning Bids
gpuck has bid a total of $300.00 in winning bids.
"INVESTAR Lenders recommend this loan. Borrower has been thoroughly honest. We did in-depth review of income, expenses and debt. Supporting documents were provided. This borrower is capable, earnest, ready to continue a turnaround."
BAEVentures has bid a total of $200.00 in winning bids.
"VETTED BORROWERS has verified this group members contact information, reviewed his credit report, budget, savings, debts, income and believes him to be an honest person capable and willing to re-pay the monies he seeks to borrow from Prosper.com. My bid is in at floor."
2 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: Please explain your DQs. - JGuide
A: JGuide, With pleasure! All (11) of those are from one debt that was actually included in my Ch. 13 restructuring plan, which I am still faithfully servicing. I have had no dq's since Aug. of '07, which that plan was implemented. These facts HAVE been verified by the group leader of group BAEVentures, by viewing a recent copy of my credit report. (I have no idea why Prosper's rating system flagged them as active dq's.) Thank you for giving me the opportunity to explain this important issue! (Jul-07-2010)
Q: You show a 401k in your budget detail. How much of a cushion do you have in there? Thank You - bobnewt
A: bobnewt, The current value of my 401k holdings is approx. $98,000, +/- $2,000 (allowing for market fluxuation). I do currently do have a loan against it, the balance of which is $24,000, which is why I can't tap into that. I make payments towards that loan via automated payroll deductions, which is listed in my monthly budget. (Jul-07-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

gpuck	$25.00	$25.00	7/6/2010 4:35:40 PM
alexgalt	$100.00	$100.00	7/6/2010 5:05:14 PM
PrepWonder	$50.00	$50.00	7/6/2010 7:16:31 PM
BAEVentures	$200.00	$200.00	7/6/2010 8:48:27 PM
JGuide	$200.08	$200.08	7/7/2010 6:27:09 AM
reflective-rupee	$100.00	$100.00	7/7/2010 9:46:47 AM
SolarMoonshine	$100.00	$100.00	7/7/2010 9:54:52 AM
Amber_Stone	$100.00	$100.00	7/7/2010 7:40:31 PM
Amber_Stone	$100.00	$100.00	7/7/2010 7:38:51 PM
bull_lender	$25.00	$25.00	7/8/2010 7:12:01 AM
UncleScroogeDMD	$50.00	$50.00	7/8/2010 10:48:11 AM
Only_Money	$25.00	$25.00	7/8/2010 9:39:35 AM
chevy92	$98.13	$98.13	7/8/2010 10:14:25 AM
bobnewt	$150.00	$150.00	7/8/2010 3:09:59 PM
well-mannered-income3	$100.00	$100.00	7/8/2010 1:25:58 PM
lepolgr	$50.00	$50.00	7/8/2010 1:37:41 PM
jchurchi	$25.00	$25.00	7/8/2010 2:00:01 PM
reflective-rupee	$25.00	$25.00	7/8/2010 2:32:59 PM
Starfin-Capital-Management	$520.39	$520.39	7/8/2010 7:14:11 PM
hellasow	$50.00	$50.00	7/8/2010 9:22:17 PM
Octamer	$57.89	$57.89	7/9/2010 7:44:02 AM
MrMoneyBags	$25.00	$25.00	7/9/2010 8:03:25 AM
kingston1	$25.00	$25.00	7/9/2010 4:16:50 PM
bold-unflappable-market	$25.00	$25.00	7/9/2010 9:47:20 PM
lendstats_com	$200.00	$200.00	7/10/2010 10:30:23 AM
income-rocker2	$47.83	$47.83	7/10/2010 12:01:32 PM
TJGbank	$25.00	$25.00	7/10/2010 3:28:59 PM
Trespass4	$60.00	$60.00	7/10/2010 6:39:42 PM
skillful-asset5	$65.00	$65.00	7/10/2010 5:04:05 AM
chato2345	$25.60	$25.60	7/10/2010 8:52:48 PM
lenderrn	$37.50	$37.50	7/12/2010 7:23:29 AM
shrewd-income	$50.00	$50.00	7/12/2010 8:39:32 AM
tigercat	$50.00	$50.00	7/12/2010 4:14:24 PM
RainyDayFunds	$25.00	$25.00	7/12/2010 10:35:45 PM
Kash2010lu	$50.00	$50.00	7/12/2010 11:52:21 PM
golffish2	$100.00	$100.00	7/13/2010 4:43:07 AM
Jinja	$33.07	$33.07	7/13/2010 12:50:25 AM
Eaglehigh	$25.00	$12.64	7/13/2010 5:22:31 AM
Leshan	$25.00	$25.00	7/13/2010 7:35:13 AM
gpuck	$25.00	$25.00	7/13/2010 2:33:19 PM
gpuck	$25.00	$25.00	7/13/2010 3:24:06 PM
bmw2	$50.00	$50.00	7/13/2010 12:42:44 PM
gpuck	$25.00	$25.00	7/13/2010 3:25:25 PM
TackingWindward	$25.00	$25.00	7/13/2010 4:07:59 PM
JGuide	$25.03	$25.03	7/6/2010 4:53:30 PM
bright-exchange	$25.00	$25.00	7/7/2010 7:28:19 AM
reflective-rupee	$100.00	$100.00	7/7/2010 9:45:05 AM
well-mannered-income3	$150.00	$150.00	7/7/2010 12:11:08 PM
well-mannered-income3	$100.00	$100.00	7/7/2010 12:11:42 PM
interest88	$25.00	$25.00	7/7/2010 8:32:03 PM
bull_lender	$25.00	$25.00	7/8/2010 7:12:15 AM
tacologic	$100.00	$100.00	7/8/2010 11:56:48 AM
rubylender	$25.00	$25.00	7/8/2010 9:56:24 AM
enthusiastic-balance5	$200.00	$200.00	7/8/2010 10:50:26 AM
loanman2007	$350.00	$350.00	7/8/2010 11:17:49 AM
thefisherman	$25.00	$25.00	7/8/2010 10:08:54 AM
CoolPlexer	$25.00	$25.00	7/8/2010 5:04:36 PM
debtcollector	$100.00	$100.00	7/9/2010 12:41:09 PM
lateflight	$25.00	$25.00	7/10/2010 11:12:20 PM
Johnab	$26.00	$26.00	7/10/2010 11:12:56 AM
fairgirl	$25.00	$25.00	7/11/2010 10:10:55 AM
exchange-cowbell5	$25.00	$25.00	7/11/2010 7:30:45 PM
exciting-fairness	$200.00	$200.00	7/12/2010 9:30:04 AM
gpuck	$75.00	$75.00	7/12/2010 4:13:59 PM
loanman2007	$50.00	$50.00	7/13/2010 6:32:31 AM
brightest-dignified-penny	$25.00	$25.00	7/13/2010 10:34:16 AM
GAHeel	$86.61	$86.61	7/13/2010 12:41:12 PM
JGuide	$100.08	$100.08	7/13/2010 2:04:58 PM
JGuide	$100.08	$100.08	7/13/2010 2:33:34 PM
gpuck	$25.00	$25.00	7/13/2010 2:32:49 PM
gpuck	$25.00	$25.00	7/13/2010 2:33:52 PM
gpuck	$25.00	$25.00	7/13/2010 3:24:39 PM
gpuck	$25.00	$25.00	7/13/2010 3:25:02 PM
sturdy-peace9	$100.00	$100.00	7/13/2010 2:02:50 PM
gpuck	$25.00	$25.00	7/13/2010 2:32:24 PM
KirosPOS	$39.07	$39.07	7/13/2010 3:39:08 PM
76 bids
Borrower Payment Dependent Notes Series 465267
This series of Notes was issued and sold upon the funding of the borrower loan #43585, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-07-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.68%	Starting monthly payment:	$37.11
Final lender yield:	18.45%	Final borrower rate/APR:	19.45% / 23.22%	Final monthly payment:	$36.88

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.93%
Lender servicing fee:	1.00%	Estimated return:	11.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1993	Debt/Income ratio:	2%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	1y 5m
Credit score:	680-699 (Jul-2010)	Total credit lines:	19	Occupation:	Social Worker
Now delinquent:	0	Revolving credit balance:	$2,846	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	lovelife00	Borrower's state:	Michigan	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 3	On-time:	40 ( 100% )	680-699 (Latest)
Principal borrowed:	$9,500.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2009) 640-659 (May-2008) 660-679 (Jun-2007) 540-559 (Aug-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	40
Description
Read This Before Funding Any Loan
Purpose of loan:
This loan will be used to make car repairs and get new tires.

My financial situation:
I am a good candidate for this loan because this is my 4th loan with prosper and I have an excellent repayment record.
I can cover the loan payment easily, and if you want to make a smart loan to someone with a proven repayment record, I'm your person.
As you can see my credit score has improved 20 points since my last loan.

Monthly net income: $ 2680

Monthly expenses: $
??Housing: $ 753
??Insurance: $ 142
??Car expenses: $ 145
??Utilities: $ 175
??Phone, cable, internet: $ 140
??Food, entertainment: $650
??Clothing, household expenses $125
??Credit cards and other loans: $310
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$400.00	$400.00	7/6/2010 4:39:18 PM
dloan	$25.00	$25.00	7/6/2010 4:53:09 PM
integrity-doctor	$100.00	$100.00	7/6/2010 7:48:15 PM
MoneyForNothing	$223.81	$223.81	7/6/2010 9:42:06 PM
scho0590	$45.79	$45.79	7/6/2010 7:42:10 PM
market-pudding	$25.00	$25.00	7/7/2010 4:53:55 AM
attractive-rate	$25.00	$25.00	7/7/2010 3:01:26 AM
reflective-rupee	$25.00	$25.00	7/6/2010 4:52:11 PM
Easystreet	$25.00	$25.00	7/6/2010 5:09:38 PM
lendstats_com	$25.00	$25.00	7/6/2010 6:46:45 PM
grammaspurse	$25.00	$25.00	7/6/2010 9:52:42 PM
Little_Tuna_College_Fund	$40.92	$30.40	7/7/2010 7:00:01 AM
Firescreek	$25.00	$25.00	7/7/2010 5:52:11 AM
13 bids
Borrower Payment Dependent Notes Series 465993
This series of Notes was issued and sold upon the funding of the borrower loan #43503, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-19-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 33.39%	Final monthly payment:	$215.01

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	19.76%
Lender servicing fee:	1.00%	Estimated return:	10.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1991	Debt/Income ratio:	37%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 11	Length of status:	22y 10m
Credit score:	680-699 (Jul-2010)	Total credit lines:	21	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$51,391	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	mychoice46	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	22 ( 100% )	680-699 (Latest)
Principal borrowed:	$5,525.00	< 31 days late:	0 ( 0% )	700-719 (Aug-2009) 640-659 (Aug-2008) 580-599 (Dec-2007) 560-579 (Nov-2007)
Principal balance:	$1,004.66	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Sustainment
Purpose of loan:
This loan will be used to? Purchase my 16 yo her first vehicle and pay off balance to current prosper loan.

My financial situation:
I am a good candidate for this loan because...this is my 4th loan I have had and have never defaulted on any of the payment and which I have paid all off early, which I will do with a portion of this loan. That way I only have one loan open with Prosper at one time.

Monthly net income: $ 5500

Monthly expenses: $ 3200
??Housing: $ 1100
??Insurance: $ 150
??Car expenses: $ 550
??Utilities: $ 300
??Phone, cable, internet: $ 260
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 150
??Other expenses: $ 300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I do not understand drop from C to HR rating. Do you? Read your history and persistence shown do not equal HR. I have bid what was available in my acct (about 60.00) at 21percent. As I understand it though the HIGHEST bid pct is gotten by all - pioneer580
A: No do not understand it either, i questioned prosper rating system, and received no reply. I hope it will bid lower as full funding of loan goes on. I hope full funding happens. thanks for the obsevsation (Jul-14-2010)
Q: Thanks for verifiying employment and income. Meets Military Credit Index - Military-2-Military
A: You are very welcome (Jul-15-2010)
Q: Please explain your high revolving debt ($50+K, 99% utilization). Thanks and best wishes. - reflective-rupee
A: Thanks for you interest. When I purchased my primary home in 2007 the bank at that time was offering the 80/20 split on mortgage. I have 35k of that 50k+ balance associated with my mortgage. The other I have is associated with 1 credit card and 1 credit line account. during billing cycle and reporting to credit bureau, I had a higher than usual balance. I even saw my credit score drop 4 pt during that period. I hope this explanation is satisfactory in making your decision to fund my loan. (Jul-15-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Military-2-Military	$1,000.00	$1,000.00	7/13/2010 9:28:31 AM
UCLA4life	$25.00	$25.00	7/13/2010 2:59:41 PM
clemclan	$25.00	$25.00	7/13/2010 4:38:29 PM
mrxtravis	$25.00	$25.00	7/14/2010 8:57:48 AM
bankbuddy55	$50.00	$50.00	7/14/2010 3:45:11 PM
Kash2010lu	$50.00	$50.00	7/14/2010 8:30:51 PM
principal-mermaid	$300.00	$21.32	7/14/2010 10:43:59 PM
loanman2007	$250.00	$250.00	7/16/2010 5:08:55 AM
Zipcut	$50.00	$50.00	7/15/2010 10:37:26 PM
helping-out	$25.00	$25.00	7/17/2010 6:44:41 AM
pietro_torna_indietro	$39.40	$39.40	7/17/2010 9:49:44 AM
Tono	$50.00	$50.00	7/17/2010 3:13:38 PM
wlm3012	$25.00	$25.00	7/17/2010 3:27:09 PM
drcoop	$27.00	$27.00	7/17/2010 3:06:17 PM
lucrative-loan	$50.00	$50.00	7/18/2010 1:06:41 AM
SIRMOLES	$200.00	$200.00	7/18/2010 8:21:08 AM
BlueProteus	$25.00	$25.00	7/17/2010 9:14:50 PM
small-change	$25.00	$25.00	7/18/2010 12:37:39 PM
eboomer2611	$25.00	$25.00	7/18/2010 7:43:53 PM
reflective-rupee	$25.00	$25.00	7/18/2010 9:30:49 PM
ZOOOM	$25.00	$25.00	7/18/2010 10:52:27 PM
gold-cluster	$100.00	$100.00	7/19/2010 10:13:15 AM
riveting-credit5	$2,000.00	$2,000.00	7/19/2010 10:15:50 AM
BrighterSuns	$25.00	$25.00	7/13/2010 5:43:55 PM
pioneer580	$60.34	$60.34	7/13/2010 10:01:46 PM
Legally_Blonde	$25.00	$25.00	7/14/2010 3:45:59 PM
vigilance-apple3	$105.00	$105.00	7/15/2010 10:20:04 AM
wattboy	$38.32	$38.32	7/15/2010 10:19:03 AM
Whipster	$25.00	$25.00	7/15/2010 6:19:18 PM
verticalhorizon	$33.57	$33.57	7/16/2010 1:35:40 PM
fairness-atmosphere	$25.00	$25.00	7/16/2010 9:52:18 AM
boo_hoo	$50.00	$50.00	7/16/2010 7:01:16 PM
Kash2010lu	$25.00	$25.00	7/17/2010 1:56:26 PM
loss-of-control	$50.00	$50.00	7/17/2010 3:45:19 PM
realtormoises	$25.00	$25.00	7/18/2010 8:05:48 PM
orange-pound-party	$30.00	$30.00	7/18/2010 8:20:35 PM
Mikale360	$25.00	$25.00	7/18/2010 11:23:26 PM
justanothersushieater	$25.00	$25.00	7/19/2010 12:40:51 AM
principal-laser	$45.04	$45.04	7/19/2010 3:24:11 AM
dollar-authority	$200.00	$200.00	7/19/2010 8:55:02 AM
OldManP	$25.00	$25.00	7/19/2010 9:37:22 AM
Nerdster1	$25.01	$25.01	7/19/2010 10:16:16 AM
42 bids
Borrower Payment Dependent Notes Series 466199
This series of Notes was issued and sold upon the funding of the borrower loan #43586, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-13-2010
				Auction end date:	Jul-14-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$101.06
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$101.06

Auction yield range:	10.93% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1995	Debt/Income ratio:	3%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	2y 8m
Credit score:	640-659 (Jul-2010)	Total credit lines:	9	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$234	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	brightest-repayment-puppy	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
catch up on bills
Purpose of loan:
This loan will be used to? catch up on bills

My financial situation:
I am a good candidate for this loan because? i take it very seriously

Monthly net income: $ 3500.00

Monthly expenses: $
??Housing: $ 900.00
??Insurance: $ 100.00
??Car expenses: $ 0.00
??Utilities: $ 200.000
??Phone, cable, internet: $ 140.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Wellman	$100.00	$100.00	7/13/2010 4:12:01 PM
Helenska11	$25.00	$25.00	7/13/2010 4:16:44 PM
Artist_Blue	$25.00	$25.00	7/13/2010 4:17:39 PM
sensible-order2	$25.00	$25.00	7/13/2010 4:13:44 PM
greenwell	$25.00	$25.00	7/13/2010 4:24:44 PM
kid8549	$25.00	$25.00	7/13/2010 4:20:52 PM
FASTIZIO_P	$27.00	$27.00	7/13/2010 4:21:15 PM
Ocean713	$50.00	$50.00	7/13/2010 4:21:38 PM
nybanker85	$50.00	$50.00	7/13/2010 4:29:17 PM
villagers	$25.00	$25.00	7/13/2010 4:29:36 PM
Sateesh	$100.00	$100.00	7/13/2010 4:30:35 PM
saffron4	$25.00	$25.00	7/13/2010 4:30:38 PM
Comoparklender	$25.00	$25.00	7/13/2010 4:16:39 PM
AF-Chief	$28.00	$28.00	7/13/2010 4:17:56 PM
zone8	$100.00	$100.00	7/13/2010 4:20:43 PM
thedreamer	$25.00	$25.00	7/13/2010 4:39:59 PM
head	$25.00	$25.00	7/13/2010 4:40:12 PM
Havana21	$25.00	$25.00	7/13/2010 4:42:36 PM
personal-lender	$25.00	$25.00	7/13/2010 4:42:57 PM
clean-pound2	$50.00	$50.00	7/13/2010 4:29:26 PM
wise-silver-wonder	$25.00	$25.00	7/13/2010 4:41:42 PM
soulful-truth	$1,000.00	$155.00	7/13/2010 4:44:07 PM
ferocious-exchange3	$25.00	$25.00	7/13/2010 4:42:25 PM
thestartuplender	$35.00	$35.00	7/13/2010 4:42:29 PM
Pman	$25.00	$25.00	7/13/2010 4:43:04 PM
gizzywump	$25.00	$25.00	7/13/2010 4:32:00 PM
first-upright-payout	$25.00	$25.00	7/13/2010 4:44:03 PM
S-Master	$25.00	$25.00	7/13/2010 4:46:55 PM
EngineersAlliance	$100.00	$100.00	7/13/2010 4:50:01 PM
brother_tam	$50.00	$50.00	7/13/2010 4:42:11 PM
RMB-Investments	$25.00	$25.00	7/13/2010 4:42:16 PM
MADAOO7	$50.00	$50.00	7/13/2010 4:42:53 PM
heatherwood	$75.00	$75.00	7/13/2010 4:54:42 PM
top-courteous-peso	$25.00	$25.00	7/13/2010 4:46:29 PM
daekpon	$25.00	$25.00	7/13/2010 4:52:19 PM
SolarMoonshine	$25.00	$25.00	7/13/2010 5:27:47 PM
kidsskipp	$25.00	$25.00	7/13/2010 4:14:13 PM
listing-trapper3	$50.00	$50.00	7/13/2010 4:13:09 PM
generous-deal6	$25.00	$25.00	7/13/2010 4:23:02 PM
special-currency6	$50.00	$50.00	7/13/2010 4:21:59 PM
Buffer10	$100.00	$100.00	7/13/2010 4:12:25 PM
circuitfive	$25.00	$25.00	7/13/2010 4:12:56 PM
yeti888	$25.00	$25.00	7/13/2010 4:13:54 PM
Vreet	$25.00	$25.00	7/13/2010 4:30:06 PM
sweetlan	$25.00	$25.00	7/13/2010 4:29:41 PM
payment-gusto	$25.00	$25.00	7/13/2010 4:29:51 PM
authoritative-platinum7	$25.00	$25.00	7/13/2010 4:30:22 PM
successful-euro	$30.00	$30.00	7/13/2010 4:18:02 PM
kmr2	$100.00	$100.00	7/13/2010 4:42:04 PM
moola-man	$25.00	$25.00	7/13/2010 4:40:27 PM
rescue	$100.00	$100.00	7/13/2010 4:40:33 PM
simplelender80	$50.00	$50.00	7/13/2010 4:42:46 PM
first-restless-payout	$50.00	$50.00	7/13/2010 4:30:12 PM
tech310	$50.00	$50.00	7/13/2010 4:42:42 PM
MONEYMATCH	$25.00	$25.00	7/13/2010 4:32:16 PM
wwwUniversal	$25.00	$25.00	7/13/2010 4:51:16 PM
SNH	$75.00	$75.00	7/13/2010 4:42:31 PM
EngineersAlliance	$50.00	$50.00	7/13/2010 4:51:22 PM
58 bids
Borrower Payment Dependent Notes Series 466227
This series of Notes was issued and sold upon the funding of the borrower loan #43592, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-19-2010

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.74%	Starting monthly payment:	$36.15
Final lender yield:	16.84%	Final borrower rate/APR:	17.84% / 21.58%	Final monthly payment:	$36.07

Auction yield range:	7.93% - 17.00%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	9.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1969	Debt/Income ratio:	21%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	18 / 17	Length of status:	8y 10m
Credit score:	680-699 (Jul-2010)	Total credit lines:	36	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$82,410	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	pound-pear	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to establish myself as a reliable Prosper borrower.? I have requested higher loan amounts in previous listings, but I feel that since I have lowered the amount I am requesting on this loan to the minimum $1000, investors will be more confident in funding this listing.? I am trying to eliminate higher rate credit card balances by consilidating debt to lower balances.

My financial situation:
I am a good candidate for this loan because I have payed all of my bills on time. My credit score is in the upper 600s and I have been with the same employer for almost 9 years.? My goal is to pay off any loan I would get as soon as possible.

Monthly net income: $ 6300

Monthly expenses: $
??Housing: $?4328
??Insurance: $?372
??Car expenses: $ 0
??Utilities: $?220
??Phone, cable, internet: $?148
??Food, entertainment: $?101
??Clothing, household expenses $
??Credit cards and other loans: $ 952
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Catalina_Enterprises	$100.00	$100.00	7/14/2010 9:16:16 PM
caseattle	$25.00	$25.00	7/15/2010 11:07:36 AM
Bank_Of_XL	$100.00	$100.00	7/15/2010 4:30:52 PM
Sol_Invictus	$25.00	$25.00	7/16/2010 12:35:09 PM
seineil	$200.00	$200.00	7/17/2010 2:56:18 AM
Dollars4Rent	$25.00	$25.00	7/18/2010 7:55:36 AM
Iloanyoumoney	$25.00	$25.00	7/18/2010 9:13:37 AM
doopers	$25.00	$25.00	7/18/2010 5:19:47 PM
Approved	$25.00	$25.00	7/18/2010 11:17:22 AM
Leopoldine	$25.00	$25.00	7/18/2010 8:54:17 PM
killdare	$25.00	$25.00	7/19/2010 6:35:12 AM
credit-coach118	$25.00	$25.00	7/19/2010 8:58:58 AM
Free-the-usa-1776	$25.00	$25.00	7/18/2010 10:10:37 PM
wealth-pipeline	$25.00	$25.00	7/19/2010 9:32:54 AM
JaceSpade	$25.00	$25.00	7/15/2010 3:48:39 PM
cerebral-dollar773	$100.00	$100.00	7/16/2010 11:21:52 AM
precious-coin3	$25.00	$25.00	7/17/2010 9:33:52 AM
morewhatsinstore	$25.00	$25.00	7/17/2010 1:10:20 PM
vutah	$25.00	$25.00	7/18/2010 2:39:03 PM
FinanceEngine	$25.00	$25.00	7/19/2010 9:29:09 AM
wild-orange	$50.00	$50.00	7/19/2010 9:51:03 AM
wwwUniversal	$25.00	$24.99	7/19/2010 10:08:01 AM
Nerdster1	$25.01	$25.01	7/19/2010 10:11:52 AM
23 bids
Borrower Payment Dependent Notes Series 466353
This series of Notes was issued and sold upon the funding of the borrower loan #43603, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jul-13-2010
				Auction end date:	Jul-19-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$61.85
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$61.85

Auction yield range:	2.93% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	5%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 9	Length of status:	5y 2m
Credit score:	760-779 (Jul-2010)	Total credit lines:	21	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$4,124	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	12%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	filo30240	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replace Fuse Boxes with Circuits
Purpose of loan:
I'll be using this loan to replace the fuse boxes in my 1925 house with circuit breakers, ground, and main cutoff. This is required to upgrade the existing 2-wire braided to 3-wire and run power to my newly built free-standing garage.

Thanks!

My financial situation:
I am a good candidate for this loan because I appreciate my good credit and will bend over backwards to keep it. I have the means to pay cash for this work but would rather not, as it would leave me with less cushion than I'm comfortable with in this economy.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Buffer10	$200.00	$200.00	7/13/2010 4:11:29 PM
munnu	$25.00	$25.00	7/13/2010 4:11:36 PM
Artist_Blue	$25.00	$25.00	7/13/2010 4:18:37 PM
successful-euro	$75.00	$75.00	7/13/2010 4:17:15 PM
dlshap	$25.00	$25.00	7/13/2010 4:21:03 PM
jangalt	$72.00	$72.00	7/13/2010 4:25:37 PM
the-transaction-stronghold	$50.00	$50.00	7/13/2010 4:25:46 PM
interest-jedi0	$50.00	$50.00	7/13/2010 4:27:10 PM
meenan	$25.00	$25.00	7/13/2010 4:28:10 PM
moneyfriend	$50.00	$50.00	7/13/2010 4:28:31 PM
treasure-hunter270	$25.00	$25.00	7/13/2010 4:26:16 PM
DonaldColorado	$25.00	$25.00	7/13/2010 4:18:20 PM
kenji4861	$25.00	$25.00	7/13/2010 4:18:46 PM
Supernick	$50.00	$50.00	7/13/2010 4:33:47 PM
riproaringrapids	$25.00	$25.00	7/13/2010 4:19:44 PM
skvat	$25.00	$25.00	7/13/2010 4:33:32 PM
hookUup	$25.00	$25.00	7/13/2010 4:33:56 PM
orgy63	$25.00	$25.00	7/13/2010 4:26:07 PM
jazzlender	$25.00	$25.00	7/13/2010 4:30:55 PM
Carpetkid	$50.00	$50.00	7/13/2010 4:32:42 PM
j2ee	$25.00	$3.00	7/13/2010 4:34:14 PM
wwwUniversal	$25.00	$25.00	7/13/2010 4:55:25 PM
julijask	$35.00	$35.00	7/13/2010 5:17:58 PM
heerzaquestion	$25.00	$25.00	7/14/2010 8:51:11 AM
HealthAndSafety	$100.00	$100.00	7/14/2010 8:13:40 PM
BlessedEveryDay	$25.00	$25.00	7/15/2010 6:36:58 PM
Asparagirl	$25.00	$25.00	7/16/2010 6:44:51 PM
cebgop	$25.00	$25.00	7/17/2010 11:07:30 PM
kid8549	$25.00	$25.00	7/13/2010 4:12:38 PM
community-pipeline8	$50.00	$50.00	7/13/2010 4:12:10 PM
tekkie2412	$50.00	$50.00	7/13/2010 4:25:22 PM
Ocean713	$50.00	$50.00	7/13/2010 4:22:11 PM
Preferred-Lender	$25.00	$25.00	7/13/2010 4:23:33 PM
BlindProphet	$25.00	$25.00	7/13/2010 4:28:57 PM
tntmojave	$25.00	$25.00	7/13/2010 4:27:27 PM
alpinaut	$25.00	$25.00	7/13/2010 4:28:23 PM
Rysterola82	$25.00	$25.00	7/13/2010 4:19:36 PM
delicious-social132	$40.00	$40.00	7/13/2010 4:34:07 PM
Havana21	$25.00	$25.00	7/13/2010 4:33:39 PM
simplelender80	$100.00	$100.00	7/13/2010 4:25:08 PM
investment-network	$25.00	$25.00	7/13/2010 4:25:53 PM
inspired-contract9	$50.00	$50.00	7/13/2010 4:27:43 PM
proper-p2p6	$100.00	$100.00	7/13/2010 4:27:57 PM
murren	$25.00	$25.00	7/13/2010 4:32:26 PM
moola-man	$50.00	$50.00	7/13/2010 4:32:33 PM
ingenious-order783	$25.00	$25.00	7/14/2010 9:22:29 AM
ingenious-order783	$25.00	$25.00	7/15/2010 12:10:42 PM
khamlagirl	$25.00	$25.00	7/16/2010 5:19:13 PM
loanman2007	$50.00	$50.00	7/19/2010 10:30:22 AM
49 bids
Borrower Payment Dependent Notes Series 466687
This series of Notes was issued and sold upon the funding of the borrower loan #43500, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-15-2010
				Auction end date:	Jul-17-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$207.30
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$207.30

Auction yield range:	3.93% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2006	Debt/Income ratio:	14%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 10	Length of status:	4y 5m
Credit score:	700-719 (Jul-2010)	Total credit lines:	19	Occupation:	Pharmacist
Now delinquent:	0	Revolving credit balance:	$11,857	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	greenback-saxaphone	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buy low-mile motorcycle from friend
Purpose of loan:
This loan will be used to? purchase a 2005yamaha ?yzf-r1 motorcycle from my friend..it only has 3400 miles.

My financial situation:
I am a good candidate for this loan because?I have a good strong?income and have never?been late on any payments.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

successful-euro	$50.00	$50.00	7/15/2010 4:34:35 PM
riproaringrapids	$25.00	$25.00	7/15/2010 4:38:51 PM
bountiful-durability	$100.00	$100.00	7/15/2010 4:38:28 PM
kenji4861	$25.00	$25.00	7/15/2010 4:38:43 PM
Comoparklender	$50.00	$50.00	7/15/2010 4:40:03 PM
Havana21	$75.00	$75.00	7/15/2010 4:40:14 PM
treasure-hunter270	$25.00	$25.00	7/15/2010 4:42:49 PM
anders94	$25.00	$25.00	7/15/2010 4:44:13 PM
Koorblow	$100.00	$100.00	7/15/2010 4:46:23 PM
munnu	$25.00	$25.00	7/15/2010 4:46:14 PM
ddog0224	$25.00	$25.00	7/15/2010 4:46:31 PM
orgy63	$25.00	$25.00	7/15/2010 4:48:57 PM
moneyfriend	$50.00	$50.00	7/15/2010 4:49:32 PM
meenan	$25.00	$25.00	7/15/2010 4:49:27 PM
Bio-physicist	$25.00	$25.00	7/15/2010 4:50:05 PM
liberty-destiny3	$50.00	$50.00	7/15/2010 4:50:30 PM
marketplace-cello5	$50.00	$50.00	7/15/2010 4:50:34 PM
ray1051	$50.00	$50.00	7/15/2010 4:40:08 PM
reward-burger2	$50.00	$50.00	7/15/2010 4:50:37 PM
Sam65	$25.00	$25.00	7/15/2010 4:51:20 PM
rbc_ventures	$25.00	$25.00	7/15/2010 4:41:17 PM
brightest-breathtaking-finance	$100.00	$100.00	7/15/2010 4:43:31 PM
tech310	$100.00	$100.00	7/15/2010 4:43:35 PM
maldok1	$25.00	$25.00	7/15/2010 7:41:52 PM
MSME	$50.00	$50.00	7/15/2010 4:46:38 PM
kmwvma	$25.00	$25.00	7/15/2010 4:50:50 PM
thorough-exchange4	$40.00	$40.00	7/15/2010 4:50:54 PM
alpinaut	$25.00	$25.00	7/15/2010 4:51:00 PM
vacaerol	$30.00	$30.00	7/15/2010 11:51:21 PM
balance-voyager	$100.00	$100.00	7/15/2010 6:46:19 PM
stylish-generosity6	$25.00	$25.00	7/16/2010 9:43:49 AM
Rdodson11	$25.00	$25.00	7/16/2010 9:52:01 AM
radforj22	$50.00	$50.00	7/16/2010 10:05:03 AM
SimpleChoice	$25.00	$25.00	7/16/2010 9:52:50 AM
gold-sushi	$25.00	$25.00	7/16/2010 7:36:53 AM
ryan23	$25.00	$25.00	7/16/2010 12:01:58 PM
outofoffice	$50.00	$50.00	7/16/2010 1:36:30 PM
snowman34	$25.00	$25.00	7/16/2010 1:46:31 PM
JBDAD	$25.00	$25.00	7/16/2010 2:09:22 PM
bold-durability-drum	$42.16	$42.16	7/16/2010 1:15:07 PM
Ocean713	$50.00	$50.00	7/16/2010 2:23:02 PM
trustworthy-fairness	$25.37	$25.37	7/16/2010 2:23:17 PM
reinforced-revenue069	$25.00	$25.00	7/16/2010 2:24:13 PM
MLMarine	$25.00	$25.00	7/16/2010 2:23:20 PM
a-truth-upholder	$50.00	$50.00	7/16/2010 2:24:26 PM
market-socrates4	$25.00	$25.00	7/16/2010 3:46:55 PM
ideal-platinum1	$100.00	$100.00	7/16/2010 2:33:10 PM
bdloans	$50.00	$50.00	7/16/2010 5:01:39 PM
wise-pound-eagle	$46.41	$46.41	7/16/2010 2:21:10 PM
important-ore	$50.00	$50.00	7/16/2010 2:23:09 PM
teller	$25.00	$25.00	7/16/2010 2:23:24 PM
Gobsek	$25.00	$25.00	7/16/2010 2:23:31 PM
Prosp_Lender	$50.00	$50.00	7/16/2010 2:23:40 PM
treasure-bliss	$95.69	$95.69	7/16/2010 2:23:54 PM
techs	$25.00	$25.00	7/16/2010 3:00:27 PM
srgriff	$25.00	$25.00	7/16/2010 3:31:51 PM
the-profit-oracle	$25.00	$25.00	7/16/2010 5:34:35 PM
IIP77	$25.00	$25.00	7/16/2010 9:31:22 PM
greenwell	$25.00	$25.00	7/16/2010 10:41:24 PM
Artist_Blue	$25.00	$25.00	7/17/2010 9:32:10 AM
Fiimg	$50.00	$40.36	7/17/2010 10:06:27 AM
puppy880	$45.00	$45.00	7/17/2010 7:40:24 AM
community-pipeline8	$50.00	$50.00	7/15/2010 4:38:35 PM
rescue	$50.00	$50.00	7/15/2010 4:39:56 PM
j2ee	$25.00	$25.00	7/15/2010 4:40:32 PM
moola-man	$50.00	$50.00	7/15/2010 4:39:49 PM
generous-deal6	$25.00	$25.00	7/15/2010 4:41:03 PM
delicious-social132	$40.00	$40.00	7/15/2010 4:40:27 PM
the_winning_ticket	$35.00	$35.00	7/15/2010 4:41:09 PM
personal-lender	$25.00	$25.00	7/15/2010 4:42:30 PM
qtmspin	$25.00	$25.00	7/15/2010 4:43:38 PM
villagers	$25.00	$25.00	7/15/2010 4:44:25 PM
ichibon	$100.00	$100.00	7/15/2010 4:44:32 PM
FirstBank	$100.00	$100.00	7/15/2010 4:45:35 PM
thestartuplender	$35.00	$35.00	7/15/2010 4:45:57 PM
Banker7371	$25.00	$25.00	7/15/2010 4:47:31 PM
bid-czar8	$100.00	$100.00	7/15/2010 4:48:33 PM
jangalt	$72.00	$72.00	7/15/2010 4:48:46 PM
inspired-contract9	$50.00	$50.00	7/15/2010 4:49:17 PM
mlopez2007	$25.00	$25.00	7/15/2010 4:49:06 PM
proper-p2p6	$100.00	$100.00	7/15/2010 4:49:22 PM
BlindProphet	$25.00	$25.00	7/15/2010 4:49:36 PM
jazzlender	$25.00	$25.00	7/15/2010 4:39:30 PM
hookUup	$25.00	$25.00	7/15/2010 4:40:19 PM
worthy-bid8	$200.00	$200.00	7/15/2010 4:51:11 PM
antlr	$25.00	$25.00	7/15/2010 4:40:38 PM
kulender	$50.00	$50.00	7/15/2010 4:40:59 PM
blue-useful-auction	$25.00	$25.00	7/15/2010 5:37:09 PM
studious-bonus7	$100.00	$100.00	7/15/2010 4:42:39 PM
aurorafinancial	$50.00	$50.00	7/15/2010 6:16:26 PM
enthralling-deal180	$100.00	$100.00	7/15/2010 4:44:52 PM
jdrez	$25.00	$25.00	7/15/2010 4:45:41 PM
justice-dna	$30.00	$30.00	7/15/2010 4:47:15 PM
first-upright-payout	$25.00	$25.00	7/15/2010 4:47:22 PM
MoneyMA	$25.00	$25.00	7/15/2010 8:11:13 PM
dlshap	$25.00	$25.00	7/15/2010 4:48:22 PM
loanfairy	$25.00	$25.00	7/15/2010 8:36:53 PM
simplelender80	$100.00	$100.00	7/15/2010 4:48:37 PM
tekkie2412	$50.00	$50.00	7/15/2010 4:48:43 PM
tntmojave	$25.00	$25.00	7/15/2010 4:49:11 PM
persistent-basis8	$25.00	$25.00	7/16/2010 6:16:56 AM
wampum-chorus3	$25.00	$25.00	7/15/2010 5:21:59 PM
VIGSY	$25.00	$25.00	7/16/2010 7:58:15 AM
kmr2	$108.00	$108.00	7/16/2010 6:46:39 AM
raisingophelia	$25.00	$25.00	7/16/2010 8:21:32 AM
bchen78875	$25.00	$25.00	7/16/2010 9:30:21 AM
objective-investor	$100.00	$100.00	7/16/2010 8:40:19 AM
brightest-dynamic-peace	$25.00	$25.00	7/16/2010 9:43:24 AM
worth-jedi5	$25.00	$25.00	7/16/2010 10:05:34 AM
RandyL3	$25.00	$25.00	7/16/2010 9:48:09 AM
elated-greenback	$50.00	$50.00	7/16/2010 7:17:06 AM
NATIVEBORN	$25.00	$25.00	7/16/2010 10:04:07 AM
a-finance-nirvana	$25.00	$25.00	7/16/2010 10:05:16 AM
pavelz	$25.00	$25.00	7/16/2010 10:46:22 AM
morfie	$25.00	$25.00	7/16/2010 8:48:09 AM
gumbit	$64.58	$64.58	7/16/2010 12:42:55 PM
htguan	$25.00	$25.00	7/16/2010 12:56:56 PM
blackstar	$25.00	$25.00	7/16/2010 1:04:44 PM
skvat	$25.00	$25.00	7/16/2010 11:55:13 AM
american6	$25.00	$25.00	7/16/2010 1:15:11 PM
enterprising-cash3	$50.00	$50.00	7/16/2010 9:42:29 AM
special-currency6	$25.00	$25.00	7/16/2010 12:50:54 PM
Contour	$50.00	$50.00	7/16/2010 1:21:41 PM
Contact911	$50.00	$50.00	7/16/2010 2:23:06 PM
SBT	$50.00	$50.00	7/16/2010 2:23:21 PM
Tradesmanlender	$25.00	$25.00	7/16/2010 2:23:29 PM
sensible-order2	$25.00	$25.00	7/16/2010 2:23:58 PM
Katburg	$35.00	$35.00	7/16/2010 2:24:03 PM
StarE	$25.00	$25.00	7/16/2010 1:46:49 PM
jayhawk1000	$50.00	$50.00	7/16/2010 2:35:32 PM
vwbell	$50.00	$50.00	7/16/2010 2:35:48 PM
green-radiant-durability	$50.00	$50.00	7/16/2010 2:23:14 PM
pixeldave	$50.00	$50.00	7/16/2010 3:31:55 PM
TrueLending	$25.00	$25.00	7/16/2010 3:47:53 PM
versatile-platinum4	$25.00	$25.00	7/16/2010 12:47:55 PM
nybanker85	$50.00	$50.00	7/16/2010 12:50:41 PM
goldie414	$50.00	$50.00	7/16/2010 1:39:56 PM
masonn	$50.00	$50.00	7/16/2010 2:23:04 PM
1800porsche	$25.00	$25.00	7/16/2010 2:23:11 PM
social-conductor4	$25.00	$25.00	7/16/2010 2:23:30 PM
noble-revenue	$40.43	$40.43	7/16/2010 2:24:22 PM
paddatjie	$25.00	$25.00	7/16/2010 2:32:08 PM
orderly-loot	$25.00	$25.00	7/16/2010 4:03:43 PM
HaveToWrite	$25.00	$25.00	7/16/2010 9:02:13 PM
suave-dollar	$40.00	$40.00	7/17/2010 3:56:30 AM
wwwUniversal	$25.00	$25.00	7/17/2010 7:42:41 AM
tdinbranson	$50.00	$50.00	7/17/2010 8:51:31 AM
ddamenace	$25.00	$25.00	7/17/2010 9:00:14 AM
JFKPilot	$25.00	$25.00	7/17/2010 9:02:09 AM
hrubinst	$25.00	$25.00	7/16/2010 9:31:53 PM
DreDub	$50.00	$50.00	7/17/2010 12:11:36 AM
Interloper	$35.00	$35.00	7/17/2010 2:52:04 AM
diplomatic-wealth7	$100.00	$100.00	7/17/2010 8:12:47 AM
153 bids
Borrower Payment Dependent Notes Series 466929
This series of Notes was issued and sold upon the funding of the borrower loan #43518, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-15-2010
				Auction end date:	Jul-19-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$111.63
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$111.63

Auction yield range:	3.93% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1998	Debt/Income ratio:	4%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	5y 8m
Credit score:	700-719 (Jul-2010)	Total credit lines:	9	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$1,976	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	26%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	happy-gain	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Loan
Purpose of loan:
We would like to use this loan to pay certain wedding package expenses (reception, floral, photography) well in advance. As of 7/15/10 we have already put over $10,000 into our reception and wedding package and would like to apply this loan to help with remaining expenses. Our wedding is scheduled for early November of this year.

My financial situation:
I am a good candidate for this loan because I have few monthly expenses and have been able to save up to 25-40% of my net monthly income. I have a student loan with a fixed payment schedule that I pay $125 monthly.

Monthly net income: $ 3,500

Monthly expenses: $
??Housing: $ 500 (1/2 of rent with fiance)
??Insurance: $ 0
??Car expenses: $ 0 (use commuter train)
??Utilities: $ 50
??Phone, cable, internet: $ 200
??Food, entertainment: $ 600
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 300
??Other expenses: $ 200 (Train Pass)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Ivan2007	$25.00	$25.00	7/15/2010 4:34:06 PM
rescue	$250.00	$250.00	7/15/2010 4:38:58 PM
bountiful-durability	$100.00	$100.00	7/15/2010 4:38:22 PM
Havana21	$75.00	$75.00	7/15/2010 4:40:12 PM
j2ee	$25.00	$25.00	7/15/2010 4:40:34 PM
ray1051	$50.00	$50.00	7/15/2010 4:40:04 PM
skvat	$25.00	$25.00	7/15/2010 4:40:09 PM
delicious-social132	$40.00	$40.00	7/15/2010 4:40:25 PM
rbc_ventures	$25.00	$25.00	7/15/2010 4:41:14 PM
enthralling-deal180	$100.00	$100.00	7/15/2010 4:44:46 PM
anders94	$25.00	$25.00	7/15/2010 4:44:19 PM
blue-euro-entrepreneur	$25.00	$25.00	7/15/2010 4:45:47 PM
objective-investor	$100.00	$100.00	7/15/2010 4:45:05 PM
Prosp_Lender	$50.00	$50.00	7/15/2010 4:45:18 PM
auction-sage	$25.00	$25.00	7/15/2010 4:45:23 PM
Koorblow	$100.00	$100.00	7/15/2010 4:46:20 PM
MSME	$50.00	$50.00	7/15/2010 4:46:35 PM
justice-dna	$30.00	$30.00	7/15/2010 4:47:13 PM
simplelender80	$100.00	$100.00	7/15/2010 4:48:35 PM
kenji4861	$25.00	$25.00	7/15/2010 4:38:40 PM
riproaringrapids	$25.00	$25.00	7/15/2010 4:38:49 PM
moola-man	$50.00	$50.00	7/15/2010 4:39:45 PM
wwwUniversal	$25.00	$25.00	7/15/2010 4:50:19 PM
generous-deal6	$25.00	$25.00	7/15/2010 4:41:01 PM
brightest-breathtaking-finance	$100.00	$100.00	7/15/2010 4:43:28 PM
tech310	$100.00	$100.00	7/15/2010 4:43:34 PM
important-ore	$50.00	$50.00	7/15/2010 4:45:16 PM
thestartuplender	$35.00	$35.00	7/15/2010 4:45:56 PM
market-assembler	$50.00	$50.00	7/15/2010 7:16:54 PM
gold-heaven9	$25.00	$25.00	7/15/2010 4:46:17 PM
first-upright-payout	$25.00	$25.00	7/15/2010 4:47:18 PM
ethicalhumanist	$25.00	$25.00	7/15/2010 4:50:01 PM
outofoffice	$50.00	$50.00	7/16/2010 6:36:36 AM
blue-useful-auction	$25.00	$25.00	7/15/2010 5:38:45 PM
interstellar	$46.20	$46.20	7/15/2010 8:31:47 PM
FirstLender	$25.00	$25.00	7/16/2010 9:21:59 AM
Finspons	$25.00	$25.00	7/16/2010 12:49:45 PM
Lo0se_mo0se	$25.00	$25.00	7/17/2010 10:43:09 AM
RandyL3	$25.00	$25.00	7/17/2010 2:14:26 PM
ddamenace	$25.00	$25.00	7/18/2010 3:13:51 PM
LittleRhody07	$25.00	$25.00	7/19/2010 6:32:58 AM
jdrez	$25.00	$25.00	7/15/2010 4:36:00 PM
community-pipeline8	$50.00	$50.00	7/15/2010 4:38:32 PM
Comoparklender	$30.00	$30.00	7/15/2010 4:38:59 PM
jazzlender	$25.00	$25.00	7/15/2010 4:39:28 PM
hookUup	$25.00	$25.00	7/15/2010 4:40:17 PM
the_winning_ticket	$35.00	$35.00	7/15/2010 4:41:06 PM
antlr	$25.00	$25.00	7/15/2010 4:40:35 PM
treasure-hunter270	$25.00	$25.00	7/15/2010 4:42:45 PM
personal-lender	$25.00	$25.00	7/15/2010 4:42:33 PM
ichibon	$100.00	$100.00	7/15/2010 4:44:28 PM
qtmspin	$25.00	$25.00	7/15/2010 4:43:42 PM
villagers	$25.00	$25.00	7/15/2010 4:44:20 PM
successful-euro	$50.00	$50.00	7/15/2010 4:34:33 PM
munnu	$25.00	$25.00	7/15/2010 4:46:11 PM
ddog0224	$25.00	$25.00	7/15/2010 4:46:28 PM
Ocean713	$50.00	$50.00	7/15/2010 4:48:26 PM
diablo_ny	$25.00	$25.00	7/15/2010 4:38:30 PM
nybanker85	$75.00	$75.00	7/15/2010 4:38:38 PM
bid-czar8	$100.00	$100.00	7/15/2010 4:38:47 PM
kulender	$50.00	$50.00	7/15/2010 4:40:57 PM
studious-bonus7	$100.00	$100.00	7/15/2010 4:42:35 PM
FirstBank	$100.00	$100.00	7/15/2010 4:45:31 PM
Banker7371	$25.00	$25.00	7/15/2010 4:47:33 PM
dlshap	$25.00	$25.00	7/15/2010 4:48:25 PM
tekkie2412	$50.00	$50.00	7/15/2010 4:48:40 PM
jangalt	$72.00	$33.80	7/15/2010 4:48:44 PM
SCD	$25.00	$25.00	7/15/2010 7:57:07 PM
beachfunder	$25.00	$25.00	7/16/2010 10:09:50 AM
khamlagirl	$25.00	$25.00	7/16/2010 5:29:18 PM
all_of_that_one	$25.00	$25.00	7/17/2010 5:39:03 AM
jayk63	$25.00	$25.00	7/17/2010 5:00:09 AM
eddievegas415	$25.00	$25.00	7/17/2010 7:59:18 PM
vutah	$25.00	$25.00	7/18/2010 2:35:40 PM
Lender0307	$25.00	$25.00	7/19/2010 11:33:05 AM
tutnyce	$100.00	$100.00	7/19/2010 5:02:17 PM
76 bids